- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------


                               BEST BUY CO., INC.,

                                     Issuer

                                       to

               MERCANTILE BANK OF ST. LOUIS NATIONAL ASSOCIATION,

                                     Trustee






                                    Indenture
                          Dated as of October 12, 1993






                                  $150,000,000
                    8 5/8% Senior Subordinated Notes due 2000

- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                                BEST BUY CO., INC.

                      Reconciliation and tie between Trust
                       Indenture Act of 1939 and Indenture
                          dated as of October 12, 1993


     Trust Indenture                                        Indenture
        Act Section                                          Section
   -------------------                                     -----------
     SECTION 310(a)(1)       . . . . . . . . . . . . . .      609
                (a)(2)       . . . . . . . . . . . . . .      609
                (a)(3)       . . . . . . . . . . . . . .      Not Applicable
                (a)(4)       . . . . . . . . . . . . . .      Not Applicable
                (a)(5)       . . . . . . . . . . . . . .      609
                (b)          . . . . . . . . . . . . . .      608, 610
                (c)          . . . . . . . . . . . . . .      Not Applicable
     SECTION 311(a)          . . . . . . . . . . . . . .      613
                (b)          . . . . . . . . . . . . . .      613
                (c)          . . . . . . . . . . . . . .      Not Applicable
     SECTION 312(a)          . . . . . . . . . . . . . .      701, 702(a)
                (b)          . . . . . . . . . . . . . .      702(b)
                (c)          . . . . . . . . . . . . . .      702(c)
     SECTION 313(a)          . . . . . . . . . . . . . .      703(a)
                (b)          . . . . . . . . . . . . . .      703(a)
                (c)          . . . . . . . . . . . . . .      703(a)
                (d)          . . . . . . . . . . . . . .      703(b)
     SECTION 314(a)          . . . . . . . . . . . . . .      704
                (a)(4)       . . . . . . . . . . . . . .      1018
                (b)          . . . . . . . . . . . . . .      Not Applicable
                (c)(1)       . . . . . . . . . . . . . .      102
                (c)(2)       . . . . . . . . . . . . . .      102
                (c)(3)       . . . . . . . . . . . . . .      1304
                (d)          . . . . . . . . . . . . . .      Not Applicable
                (e)          . . . . . . . . . . . . . .      102
     SECTION 315(a)          . . . . . . . . . . . . . .      601
                (b)          . . . . . . . . . . . . . .      602
                (c)          . . . . . . . . . . . . . .      601
                (d)          . . . . . . . . . . . . . .      601
                (e)          . . . . . . . . . . . . . .      514
     SECTION 316(a)          . . . . . . . . . . . . . .      101
                (a)(1)(A)    . . . . . . . . . . . . . .      502, 512
                (a)(1)(B)    . . . . . . . . . . . . . .      513
                (a)(2)       . . . . . . . . . . . . . .      Not Applicable
                (b)          . . . . . . . . . . . . . .      507, 508
                (c)          . . . . . . . . . . . . . .      104(c)

     SECTION 317(a)(1)       . . . . . . . . . . . . . .      503
                (a)(2)       . . . . . . . . . . . . . .      504
                (b)          . . . . . . . . . . . . . .      1003
     SECTION 318(a)          . . . . . . . . . . . . . .      107


     Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                 TABLE OF CONTENTS
                                      PAGE

Parties. . . . . . . . . . . . . . . . . . . . . . . . . .   1

Recitals of the Company. . . . . . . . . . . . . . . . . .   1

                                   ARTICLE ONE

                       Definitions and Other Provisions of
                               General Application

SECTION 101.    Definitions:

                Act. . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                Affiliate. . . . . . . . . . . . . . . . . . . . . . . . .   2
                Asset Disposition. . . . . . . . . . . . . . . . . . . . .   2
                Authenticating Agent . . . . . . . . . . . . . . . . . . .   2
                Bank Agreement . . . . . . . . . . . . . . . . . . . . . .   3
                Board of Directors . . . . . . . . . . . . . . . . . . . .   3
                Board Resolution . . . . . . . . . . . . . . . . . . . . .   3
                Borrowing Base . . . . . . . . . . . . . . . . . . . . . .   3
                Business Day . . . . . . . . . . . . . . . . . . . . . . .   3
                Capital Lease Obligation . . . . . . . . . . . . . . . . .   3
                Capital Stock. . . . . . . . . . . . . . . . . . . . . . .   3
                Change of Control. . . . . . . . . . . . . . . . . . . . .   3
                Commission . . . . . . . . . . . . . . . . . . . . . . . .   4
                Common Stock . . . . . . . . . . . . . . . . . . . . . . .   4
                Company. . . . . . . . . . . . . . . . . . . . . . . . . .   4
                Company Request or Company Order . . . . . . . . . . . . .   4
                Consolidated Cash Flow Available for Fixed Charges . . . .   4
                Consolidated Cash Flow Ratio . . . . . . . . . . . . . . .   4
                Consolidated Income Tax Expense. . . . . . . . . . . . . .   5
                Consolidated Interest Expense. . . . . . . . . . . . . . .   5
                Consolidated Net Income. . . . . . . . . . . . . . . . . .   5
                Consolidated Net Tangible Assets . . . . . . . . . . . . .   6
                Consolidated Net Worth . . . . . . . . . . . . . . . . . .   6
                Consolidated Subsidiaries. . . . . . . . . . . . . . . . .   6
                Controlling Person . . . . . . . . . . . . . . . . . . . .   6
                Corporate Trust Office . . . . . . . . . . . . . . . . . .   6

__________________________________________

Note: This table of contents shall not, for any purpose, be deemed to be part of the Indenture.

                corporation. . . . . . . . . . . . . . . . . . . . . . . .   6
                Credit Facility. . . . . . . . . . . . . . . . . . . . . .   6
                Debt . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                Default. . . . . . . . . . . . . . . . . . . . . . . . . .   7
                Defaulted Interest . . . . . . . . . . . . . . . . . . . .   7
                Designated Senior Debt . . . . . . . . . . . . . . . . . .   7
                Designated Senior Holder . . . . . . . . . . . . . . . . .   7
                Event of Default . . . . . . . . . . . . . . . . . . . . .   7
                Exchange Act . . . . . . . . . . . . . . . . . . . . . . .   7
                Expiration Date. . . . . . . . . . . . . . . . . . . . . .   8
                Group. . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                Guaranty . . . . . . . . . . . . . . . . . . . . . . . . .   8
                Holder . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                Incur. . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                Indenture. . . . . . . . . . . . . . . . . . . . . . . . .   8
                Interest Payment Date. . . . . . . . . . . . . . . . . . .   8
                Investment . . . . . . . . . . . . . . . . . . . . . . . .   9
                Junior Subordinated Payment. . . . . . . . . . . . . . . .   9
                Lien . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                Mandatory Payments . . . . . . . . . . . . . . . . . . . .   9
                Maturity . . . . . . . . . . . . . . . . . . . . . . . . .   9
                Net Available Proceeds . . . . . . . . . . . . . . . . . .   9
                Offer Document . . . . . . . . . . . . . . . . . . . . . .   10
                Offer to Purchase. . . . . . . . . . . . . . . . . . . . .   10
                Officers' Certificate. . . . . . . . . . . . . . . . . . .   12
                Opinion of Counsel . . . . . . . . . . . . . . . . . . . .   12
                Outstanding. . . . . . . . . . . . . . . . . . . . . . . .   12
                PARI PASSU . . . . . . . . . . . . . . . . . . . . . . . .   13
                Pari Passu Debt. . . . . . . . . . . . . . . . . . . . . .   13
                Paying Agent . . . . . . . . . . . . . . . . . . . . . . .   14
                Payment Blockage Period. . . . . . . . . . . . . . . . . .   14
                Person . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                Predecessor Security . . . . . . . . . . . . . . . . . . .   14
                Preferred Stock. . . . . . . . . . . . . . . . . . . . . .   14
                Proceeding . . . . . . . . . . . . . . . . . . . . . . . .   14
                Purchase Amount. . . . . . . . . . . . . . . . . . . . . .   15
                Purchase Date. . . . . . . . . . . . . . . . . . . . . . .   15
                Redeemable Interest. . . . . . . . . . . . . . . . . . . .   15
                Redemption Date. . . . . . . . . . . . . . . . . . . . . .   15
                Redemption Price . . . . . . . . . . . . . . . . . . . . .   15
                Regular Record Date. . . . . . . . . . . . . . . . . . . .   15
                Reinvested Amounts . . . . . . . . . . . . . . . . . . . .   15
                Related Person . . . . . . . . . . . . . . . . . . . . . .   15
                Responsible Officer. . . . . . . . . . . . . . . . . . . .   15

                Restricted Payment . . . . . . . . . . . . . . . . . . . .   16
                Restricted Subsidiary. . . . . . . . . . . . . . . . . . .   16
                Sale and Leaseback Transaction . . . . . . . . . . . . . .   16
                Scheduled Payments . . . . . . . . . . . . . . . . . . . .   16
                Securities . . . . . . . . . . . . . . . . . . . . . . . .   16
                Securities Payment . . . . . . . . . . . . . . . . . . . .   16
                Security Register and Security Registrar . . . . . . . . .   16
                Senior Debt. . . . . . . . . . . . . . . . . . . . . . . .   16
                Senior Nonmonetary Default . . . . . . . . . . . . . . . .   17
                Senior Payment Default . . . . . . . . . . . . . . . . . .   17
                Special Record Rate. . . . . . . . . . . . . . . . . . . .   17
                Stated Maturity. . . . . . . . . . . . . . . . . . . . . .   17
                Subsidiary . . . . . . . . . . . . . . . . . . . . . . . .   17
                Subordinated Notes . . . . . . . . . . . . . . . . . . . .   17
                Successor Company. . . . . . . . . . . . . . . . . . . . .   17
                Trustee. . . . . . . . . . . . . . . . . . . . . . . . . .   17
                Trust Indenture Act. . . . . . . . . . . . . . . . . . . .   18
                Unpermitted Debt . . . . . . . . . . . . . . . . . . . . .   18
                Unrestricted Subsidiary. . . . . . . . . . . . . . . . . .   18
                U.S. Government Obligations. . . . . . . . . . . . . . . .   18
                Vice President . . . . . . . . . . . . . . . . . . . . . .   18
                Voting Stock . . . . . . . . . . . . . . . . . . . . . . .   18
                Wholly Owned Restricted Subsidiary . . . . . . . . . . . .   18
                Wholly Owned Subsidiary. . . . . . . . . . . . . . . . . .   19

SECTION 102.    Compliance Certificates and Opinions . . . . . . . . . . .   20

SECTION 103.    Form of Documents Delivered to Trustee . . . . . . . . . .   20

SECTION 104.    Acts of Holders; Record Dates. . . . . . . . . . . . . . .   21

SECTION 105.    Notices, Etc., to Trustee and Company. . . . . . . . . . .   22

SECTION 106.    Notice to Holders; Waiver. . . . . . . . . . . . . . . . .   23

SECTION 107.    Conflict with Trust Indenture Act. . . . . . . . . . . . .   23

SECTION 108.    Effect of Headings and Table of Contents . . . . . . . . .   24

SECTION 109.    Successors and Assigns . . . . . . . . . . . . . . . . . .   24

SECTION 110.    Separability Clause. . . . . . . . . . . . . . . . . . . .   24

SECTION 111.    Benefits of Indenture. . . . . . . . . . . . . . . . . . .   24

SECTION 112.    Governing Law. . . . . . . . . . . . . . . . . . . . . . .   24

SECTION 113.    Legal Holidays . . . . . . . . . . . . . . . . . . . . . .   24


                                   ARTICLE TWO

                                 Security Forms

SECTION 201.    Forms Generally. . . . . . . . . . . . . . . . . . . . . .   25

SECTION 202.    Form of Face of Security . . . . . . . . . . . . . . . . .   25

SECTION 203.    Form of Reverse of Security. . . . . . . . . . . . . . . .   27

SECTION 204.    Form of Trustee's Certificate of Authentication. . . . . .   30


                                  ARTICLE THREE

                                 The Securities

SECTION 301.    Title and Terms. . . . . . . . . . . . . . . . . . . . . .   31

SECTION 302.    Denominations. . . . . . . . . . . . . . . . . . . . . . .   31

SECTION 303.    Execution, Authentication, Delivery and Dating . . . . . .   32

SECTION 304.    Temporary Securities . . . . . . . . . . . . . . . . . . .   33

SECTION 305.    Registration, Registration of Transfer and Exchange. . . .   33

SECTION 306.    Mutilated, Destroyed, Lost and Stolen Securities . . . . .   34

SECTION 307.    Payment of Interest; Interest Rights Preserved . . . . . .   35

SECTION 308.    Persons Deemed Owners. . . . . . . . . . . . . . . . . . .   36

SECTION 309.    Cancellation . . . . . . . . . . . . . . . . . . . . . . .   37

SECTION 310.    Computation of Interest. . . . . . . . . . . . . . . . . .   37
                                  ARTICLE FOUR

                           Satisfaction and Discharge

SECTION 401.    Satisfaction and Discharge of Indenture. . . . . . . . . .   38

SECTION 402.    Application of Trust Money . . . . . . . . . . . . . . . .   39


                                  ARTICLE FIVE

                                    Remedies

SECTION 501.    Events of Default. . . . . . . . . . . . . . . . . . . . .   40

SECTION 502.    Acceleration of Maturity; Rescission and Annulment . . . .   42

SECTION 503.    Collection of Indebtedness and Suits for Enforcement
                by Trustee . . . . . . . . . . . . . . . . . . . . . . . .   43

SECTION 504.    Trustee May File Proofs of Claim . . . . . . . . . . . . .   44

SECTION 505.    Trustee May Enforce Claims Without Possession of
                Securities . . . . . . . . . . . . . . . . . . . . . . . .   44

SECTION 506.    Application of Money Collected . . . . . . . . . . . . . .   45

SECTION 507.    Limitation on Suits. . . . . . . . . . . . . . . . . . . .   45

SECTION 508.    Unconditional Right of Holders to Receive Principal,
                Premium and Interest . . . . . . . . . . . . . . . . . . .   46

SECTION 509.    Restoration of Rights and Remedies . . . . . . . . . . . .   46

SECTION 510.    Rights and Remedies Cumulative . . . . . . . . . . . . . .   46

SECTION 511.    Delay or Omission Not Waiver . . . . . . . . . . . . . . .   47

SECTION 512.    Control by Holders . . . . . . . . . . . . . . . . . . . .   47

SECTION 513.    Waiver of Past Defaults. . . . . . . . . . . . . . . . . .   47

SECTION 514.    Undertaking for Costs. . . . . . . . . . . . . . . . . . .   48

SECTION 515.    Waiver of Stay or Extension Laws . . . . . . . . . . . . .   48

                                   ARTICLE SIX

                                   The Trustee

SECTION 601.    Certain Duties and Responsibilities. . . . . . . . . . . .   49

SECTION 602.    Notice of Defaults . . . . . . . . . . . . . . . . . . . .   49

SECTION 603.    Certain Rights of Trustee. . . . . . . . . . . . . . . . .   49

SECTION 604.    Not Responsible for Recitals or Issuance of Securities . .   51

SECTION 605.    May Hold Securities. . . . . . . . . . . . . . . . . . . .   51

SECTION 606.    Money Held in Trust. . . . . . . . . . . . . . . . . . . .   52

SECTION 607.    Compensation and Reimbursement . . . . . . . . . . . . . .   52

SECTION 608.    Disqualification; Conflicting Interests. . . . . . . . . .   53

SECTION 609.    Corporate Trustee Required; Eligibility. . . . . . . . . .   53

SECTION 610.    Resignation and Removal; Appointment of Successor. . . . .   53

SECTION 611.    Acceptance of Appointment by Successor . . . . . . . . . .   55

SECTION 612.    Merger, Conversion, Consolidation or
                Succession to Business . . . . . . . . . . . . . . . . . .   55

SECTION 613.    Preferential Collection of Claims Against Company. . . . .   55

SECTION 614.    Appointment of Authenticating Agent. . . . . . . . . . . .   56


                                  ARTICLE SEVEN

                Holders' Lists and Reports By Trustee and Company

SECTION 701.    Company to Furnish Trustee Names and
                Addresses of Holders . . . . . . . . . . . . . . . . . . .   58

SECTION 702.    Preservation of Information; Communications
                to Holders . . . . . . . . . . . . . . . . . . . . . . . .   58

SECTION 703.    Reports by Trustee . . . . . . . . . . . . . . . . . . . .   59

SECTION 704.    Reports by Company . . . . . . . . . . . . . . . . . . . .   59


                                  ARTICLE EIGHT

                           Merger, Consolidation, Etc.

SECTION 801.    Mergers, Consolidations and Certain Sales and
                Purchases of Assets. . . . . . . . . . . . . . . . . . . .   59

SECTION 802.    Successor Substituted. . . . . . . . . . . . . . . . . . .   61


                                  ARTICLE NINE

                             Supplemental Indentures

SECTION 901.    Supplemental Indentures without Consent
                of Holders . . . . . . . . . . . . . . . . . . . . . . . .   62

SECTION 902.    Supplemental Indentures with Consent of Holders. . . . . .   62

SECTION 903.    Execution of Supplemental Indentures . . . . . . . . . . .   64

SECTION 904.    Effect of Supplemental Indentures. . . . . . . . . . . . .   64

SECTION 905.    Conformity with Trust Indenture Act. . . . . . . . . . . .   64

SECTION 906.    Reference in Securities to Supplemental Indentures . . . .   64

SECTION 907.    No Adverse Effect on Subordination . . . . . . . . . . . .   64


                                   ARTICLE TEN

                                    Covenants

SECTION 1001.   Payment of Principal, Premium and Interest . . . . . . . .   65

SECTION 1002.   Maintenance of Office or Agency. . . . . . . . . . . . . .   65

SECTION 1003.   Money for Security Payments to be Held in Trust. . . . . .   65

SECTION 1004.   Existence. . . . . . . . . . . . . . . . . . . . . . . . .   66

SECTION 1005.   Maintenance of Properties. . . . . . . . . . . . . . . . .   67

SECTION 1006.   Payment of Taxes and Other Claims. . . . . . . . . . . . .   67

SECTION 1007.   Maintenance of Insurance . . . . . . . . . . . . . . . . .   67

SECTION 1008.   Limitation on Consolidated Debt. . . . . . . . . . . . . .   68

SECTION 1009.   Limitation on Layered and Junior Debt. . . . . . . . . . .   70

SECTION 1010.   Limitation on Restricted Payments. . . . . . . . . . . . .   70

SECTION 1011.   Limitations Concerning Distributions By
                Subsidiaries, Etc. . . . . . . . . . . . . . . . . . . . .   71

SECTION 1012.   Limitation on Liens. . . . . . . . . . . . . . . . . . . .   73

SECTION 1013.   Limitation on Transactions with Affiliates and
                Related Persons. . . . . . . . . . . . . . . . . . . . . .   75

SECTION 1014.   Limitation on Certain Asset Dispositions . . . . . . . . .   75

SECTION 1015.   Change of Control. . . . . . . . . . . . . . . . . . . . .   78

SECTION 1016.   Provision of Financial Information . . . . . . . . . . . .   79

SECTION 1017.   Unrestricted Subsidiaries. . . . . . . . . . . . . . . . .   80

SECTION 1018.   Statement by Officers as to Default; Compliance
                Certificates . . . . . . . . . . . . . . . . . . . . . . .   81

SECTION 1019.   Waiver of Certain Covenants. . . . . . . . . . . . . . . .   81

                                 ARTICLE ELEVEN

                            Redemption of Securities

SECTION 1101.   Right of Redemption. . . . . . . . . . . . . . . . . . . .   82

SECTION 1102.   Applicability of Article . . . . . . . . . . . . . . . . .   82

SECTION 1107.   Election to Redeem; Notice to Trustee. . . . . . . . . . .   82

SECTION 1104.   Selection by Trustee of Securities to Be Redeemed. . . . .   82

SECTION 1105.   Notice of Redemption . . . . . . . . . . . . . . . . . . .   83

SECTION 1106.   Deposit of Redemption Price. . . . . . . . . . . . . . . .   84

SECTION 1107.   Securities Payable on Redemption Date. . . . . . . . . . .   84

SECTION 1108.   Securities Redeemed in Part. . . . . . . . . . . . . . . .   84


                                 ARTICLE TWELVE

                           Subordination of Securities

SECTION 1201.   Securities Subordinate to Senior Debt. . . . . . . . . . .   85

SECTION 1202.   Payment Over of Proceeds Upon Dissolution, Etc.. . . . . .   85

SECTION 1203.   No Payment When Senior Debt in Default . . . . . . . . . .   87

SECTION 1204.   Payment Permitted If No Default. . . . . . . . . . . . . .   88

SECTION 1205.   Subrogation to Rights of Holders of Senior Debt. . . . . .   88

SECTION 1206.   Provisions Solely to Define Relative Rights. . . . . . . .   89

SECTION 1207.   Trustee to Effectuate Subordination. . . . . . . . . . . .   89

SECTION 1208.   No Waiver of Subordination Provisions. . . . . . . . . . .   89

SECTION 1209.   Notice to Trustee. . . . . . . . . . . . . . . . . . . . .   90

SECTION 1210.   Reliance on Judicial Order or Certificate of
                Liquidating Agent. . . . . . . . . . . . . . . . . . . . .   91

SECTION 1211.   Trustee Not Fiduciary for Holders of Senior Debt . . . . .   92

SECTION 1212.   Rights of Trustee as Holder of Senior Debt;
                Preservation of Trustee's Rights . . . . . . . . . . . . .   92

SECTION 1213.   Article Applicable to Paying Agents. . . . . . . . . . . .   92

SECTION 1214.   Defeasance of this Article Twelve. . . . . . . . . . . . .   92


                                ARTICLE THIRTEEN

                       Defeasance and Covenant Defeasance

SECTION 1301.   Company's Option to Effect Defeasance or
                Covenant Defeasance. . . . . . . . . . . . . . . . . . . .   93

SECTION 1302.   Defeasance and Discharge . . . . . . . . . . . . . . . . .   93

SECTION 1303.   Covenant Defeasance. . . . . . . . . . . . . . . . . . . .   93

SECTION 1304.   Conditions to Defeasance or Covenant Defeasance. . . . . .   94

SECTION 1305.   Deposited Money and U.S. Government Obligations
                to be Held in Trust; Other Miscellaneous Provisions. . . .   96

SECTION 1306.   Reinstatement. . . . . . . . . . . . . . . . . . . . . . .   97


TESTIMONIUM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99

SIGNATURES AND SEALS . . . . . . . . . . . . . . . . . . . . . . . . . . .   98

ACKNOWLEDGMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99

           INDENTURE, dated as of October 12, 1993, between BEST BUY CO., INC., a corporation duly organized and existing under the laws of the State of Minnesota (herein called the "Company"), having its principal office at 4400 West 78th Street, Bloomington, Minnesota 55435, and MERCANTILE BANK OF ST. LOUIS NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, having its principal corporate trust office at 7th and Washington, One Mercantile Center, 17th Floor, St. Louis, Missouri 63101, as Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

          The Company has duly authorized the creation of an issue of its 8 5/8% Senior Subordinated Notes due 2000 (the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                   ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

SECTION 101.  DEFINITIONS.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles (whether or not such is indicated herein), and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

          (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          Certain terms, used principally in Article Six hereof, are defined in that Article.

          "Act," when used with respect to any Holder, has the meaning specified in Article One, Section 104 hereof.

          "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person (including a consolidation or merger or other sale of any Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Subsidiary of the Company, but excluding (i) any Sale and Leasback Transaction, or (ii) a disposition by a Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary or by the Company to a Wholly Owned Restricted Subsidiary) of (A) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary, (B) all or substantially all of the assets of such Person or any Restricted Subsidiary representing a division or line of business or (C) other assets or rights of such Person or any Restricted Subsidiary other than, in the case of clause (C), dispositions in the ordinary course of business consistent with past practice.

          "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate securities.

          "Bank Agreement" means the Credit Agreement dated as of September 1, 1993, between the Company and First Bank National Association, as such

Agreement may hereafter be amended, restated, supplemented or otherwise modified from time to time, together with all other documents executed in connection therewith.

          "Board of Directors" means the board of directors of the Company.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Borrowing Base" means, as of any date, an amount equal to the sum of
(a) 85% of the face amount of all accounts receivable owned by the Company and its Restricted Subsidiaries as of such date, and (b) 50% of the excess of the book value of all inventory owned by the Company and its Restricted Subsidiaries as of such date over the aggregate of all secured trade payables and all amounts outstanding under secured inventory financing credit lines, all calculated on a consolidated basis and in accordance with generally accepted accounting principles.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.

          "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or equity interests of such Person.

          "Change of Control" has the meaning specified in Article Ten, Section 1015 hereof.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated Cash Flow Available for Fixed Charges" means for any period the Consolidated Net Income for such period increased by the sum of (i) Consolidated Interest Expense of a Person for such period, plus (ii) Consolidated Income Tax Expense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of such Person and its Consolidated Subsidiaries for such period, plus
(iv) one-third of all operating lease payments of such Person paid or accrued during such period to the extent such operating lease payments were deducted in computing Consolidated Net Income, in each case on a consolidated basis and determined in accordance with generally accepted accounting principles.

          "Consolidated Cash Flow Ratio" means for any period the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of a Person for such period to (ii) the sum of (A) Consolidated Interest Expense of such Person for such period plus (B) the annual interest expense (including the amortization of debt discount and all items which would be included in Consolidated Interest Expense) with respect to any Debt Incurred or proposed to be Incurred by such Person or its Consolidated Subsidiaries since the end of such period to the extent not included in clause (ii)(A) calculated as if Incurred at the beginning of such period (variable rate debt shall be assumed to bear interest at the rate in effect or, in the case of proposed Debt, which would be in effect, at the time of calculation) plus (C) one-third of all operating lease payments of such Person paid or accrued during such period to the extent such operating lease payments were deducted in computing Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with generally accepted accounting principles, minus (D) Consolidated Interest Expense of such Person with respect to any Debt that is no longer outstanding, or will no longer be outstanding as a result of the Incurrence of the Debt proposed to be Incurred, in each case to the extent included in clause (ii)(A).

          "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person and its Consolidated Subsidiaries for such period.

          "Consolidated Interest Expense" of any Person means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of such Person and its Consolidated Subsidiaries for such period, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with generally accepted accounting principles;
(ii) the amortization of Debt discounts; (iii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iv) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (v) dividends in respect of Preferred Stock and Redeemable Interests held by Persons other than the Company or a Wholly Owned Subsidiary declared and paid or payable in property (including cash) other than Capital Stock (excluding Capital Stock which constitutes a Redeemable Interest); and (vi) consolidated interest expense with respect to Debt that is Guaranteed by such Person or any of its Consolidated Subsidiaries.

          "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by such Person or a Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (but not net loss) of any Consolidated Subsidiary of such Person that is subject to restrictions that prevent the payment of dividends or the making of distributions to such Person to the extent of such restrictions, (c) the net income (or loss) of any Person that is not a Consolidated Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (d) gains or losses on Asset Dispositions by such Person or its Consolidated Subsidiaries, (e) all extraordinary gains and extraordinary losses and (f) any charges included in net income resulting from the cumulative effect of the adoption of accounting standards issued subsequent to the date of this Indenture.

          "Consolidated Net Tangible Assets" means the total amount of consolidated assets of the Company and its Subsidiaries (less applicable reserves and other properly deductible items), determined on a consolidated basis and in accordance with generally accepted accounting principles, after deducting therefrom

(i) all liabilities and (ii) all goodwill, trade names, trademarks, service marks, unamortized debt discount and expense, and all other intangibles.

          "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Interests of such Person; provided that, with respect to the Company and its Consolidated Subsidiaries, adjustments following the date of this Indenture to the accounting records of the Company and its Consolidated Subsidiaries to conform with Accounting Principles Board Opinion Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect.

          "Consolidated Subsidiaries" of any Person means all other Persons that would be accounted for as consolidated Persons in such Person's financial statements in accordance with generally accepted accounting principles; provided that, for any particular period during which any Subsidiary was an Unrestricted Subsidiary, "Consolidated Subsidiaries" will exclude such Subsidiary for such period (or portion thereof) during which it was an Unrestricted Subsidiary.

          "Controlling Person" has the meaning specified in Article Ten, Section 1015 hereof.

          "Corporate Trust Office" means the principal office of the Trustee at 7th and Washington, One Mercantile Center, 17th Floor, St. Louis, Missouri 63101, at which at any particular time its corporate trust business shall be administered.

          "corporation" means a corporation, association, company, joint-stock company or business trust.

          "Credit Facility" means a credit or loan agreement or facility (which may include a revolving or working capital facility) with a bank or other financial institution or group of banks or other financial institutions, as such agreement or facility may be amended (including any amendment and restatement thereof), renewed, extended, substituted, refinanced, restructured, modified, supplemented, restated or replaced from time to time.

          "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments,
including obligations Incurred in connection with the acquisition     of
property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable, accrued liabilities resulting from the sale of extended service plans, or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Interests of such Person at the time of determination, (vii) every payment obligation of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations Incurred by such Person solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate Debt of such Person, and
(viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, jointly or severally, as obligor, Guarantor or otherwise.

          "Default" means any event which is, or after notice or passage of time or both will be, an Event of Default.

          "Defaulted Interest" has the meaning specified in Article Three,
Section 307 hereof.

          "Designated Senior Debt" means (i) all Senior Debt under the Bank Agreement and (ii) each other credit facility, agreement or instrument constituting Senior Debt which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $25 million.

          "Designated Senior Holder" means (i) with respect to the Bank Agreement, the agent bank or such other Person designated as such thereunder and
(ii) with respect to any other Designated Senior Debt, the Person designated as such in accordance with the terms of the instrument evidencing such Senior Debt.

          "Event of Default" has the meaning specified in Article Five, Section 501 hereof.

          "Exchange Act" refers to the Securities Exchange Act of 1934 as it may be amended from time to time and any successor act thereto.

          "Expiration Date" has the meaning specified in the definition of Offer to Purchase.

          "Group" has the meaning specified in Article Ten, Section 1015 hereof.

          "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed," "Guaran-teeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guaranty or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be part of and govern this instrument and any such supplemental indenture, respectively.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

          "Investment" by any Person in any other Person means (i) any direct or indirect loan, advance or other extension of credit or capital contribution to or for the account of such other Person (by means of any transfer of cash or other property to any Person or any payment for property or services for the account or use of any Person, or otherwise), (ii) any direct or indirect purchase or other acquisition of any Capital Stock, bond, note, debenture or other debt or equity security or evidence of Debt, or any other ownership interest, issued by such other Person, whether such acquisition is from such or any other Person, (iii) any direct or indirect payment by such Person on a Guaranty of any obligation of or for such other Person or the account of such other Person or any direct or indirect issuance by such Person of such a Guaranty or (iv) any other investment of cash or other property by such Person in or for the account of such other Person.

          "Junior Subordinated Payment" has the meaning specified in Article Twelve, Section 1202 hereof.

          "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement or title exception, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "Mandatory Payments" has the meaning specified in Article Ten, Section 1008 hereof.

          "Maturity," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Net Available Proceeds" from any Asset Disposition by the Company or any Restricted Subsidiary means cash or readily marketable cash equivalents received (including by way of sale, maturity, liquidation, compromise or discount of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom by the Company or such Restricted Subsidiary, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by the Company or such Restricted Subsidiary on any Debt that is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or that must, by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, and
(iii) all distributions and other payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition.

          "Offer Document" has the meaning specified in the definition of Offer to Purchase.

          "Offer to Purchase" means an offer, made pursuant to a writing (the "Offer Document") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Security Register on the date of the Offer Document, to purchase, in the aggregate, up to the principal amount of Securities specified in such Offer Document at the purchase price specified in such Offer Document (as determined pursuant to this Indenture). The Offer Document shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer Document and a settlement date (the "Purchase Date") for purchase of Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer Document of the Company's obligation to make an Offer to Purchase, and the Offer Document shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer Document shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to Article Ten, Section 1016 hereof (which requirements may be satisfied by delivery of such documents together with the Offer Document), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer Document shall contain all instructions and materials necessary to enable such Holder to tender Securities pursuant to the Offer to Purchase. The Offer Document shall also state:

          (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made and, if applicable, that a Change of Control has occurred (or, if the Offer to Purchase is delivered in connection with an Asset Disposition, that an Asset Disposition has occurred) and that the Company thereby offers to purchase the Holder's Securities (subject to any proration);

          (2)  the Expiration Date and the Purchase Date;

          (3) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount (the "Purchase Amount") has been determined pursuant to the Section hereof requiring the Offer to Purchase);

          (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture);

          (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

          (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

          (7) that interest will continue to accrue on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase;

          (8) that on the Purchase Date the purchase price will become due and payable upon each Security accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

          (9) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer Document prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

          (10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

          (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

          (12) that in the case of any Holder whose tendered Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer Document for such Offer to Purchase.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. At least one of the officers signing an Officers' Certificate given pursuant to Article Ten, Section 1018 hereof shall be the principal executive, financial or accounting officer of the Company.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

          "Outstanding, " when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Securities, except to the extent provided in Article Thirteen, Sections 1302 and 1303 hereof, which have been defeased pursuant to Article Thirteen, Sections 1302 or 1303 hereof; and

          (iv)  Securities which have been paid pursuant to Article Three,
     Section 306 hereof or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

          "PARI PASSU," when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person, means that each such Debt (a) either (i) is not subordinated in right of payment to any other Debt of such Person or (ii) is subordinate in right of payment to the same Debt of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Debt of such Person as to which the other is not so subordinate.

          "Pari Passu Debt" means any Debt of the Company, whether outstanding at the date of this Indenture or Incurred hereafter, that (a) ranks PARI PASSU with the Securities and (b) by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (i) does not provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase that is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the Stated Maturity of the principal of the Securities and (ii) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such Debt at the option of the holder thereof prior to the Stated Maturity of the principal of the Securities, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase made by the Company) that is conditioned upon the change of control of the Company pursuant to provisions substantially the same as those contained in this Indenture.

          "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

          "Payment Blockage Period" has the meaning specified in Article Twelve,
Section 1203 hereof.

          "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Article Three, Section 306 hereof in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "Proceeding" has the meaning specified in Article Twelve, Section 1202 hereof.

          "Purchase Amount" has the meaning specified in the definition of Offer to Purchase.

          "Purchase Date" has the meaning specified in the definition of Offer to Purchase.

          "Redeemable Interest" of any Person means any equity security of or other ownership interest in such Person that by its terms or otherwise is required to be redeemed prior to the Stated Maturity of the principal of the Securities or is or may be redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the principal of the Securities; provided, however, that interests which are redeemable solely for any equity security of or other ownership interest in such Person that by its terms or otherwise is not required to be redeemed prior to the Stated Maturity of the principal of the Securities shall not constitute Redeemable Interests.

          "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the 15th day of March or the 15th day of September (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Reinvested Amounts" has the meaning specified in Article Ten, Section 1014 hereof.

          "Related Person" of any Person means any other Person owning (a) 5% or more of the outstanding Common Stock of such Person or (b) 5% or more of the Voting Stock of such Person.

          "Responsible Officer," when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president of the Trustee, any vice president having corporate trust responsibilities, any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Payment" has the meaning specified in Article Ten, Section 1010 hereof.

          "Restricted Subsidiary" means a Subsidiary of the Company deemed to be a Restricted Subsidiary in accordance with the provisions of Article Ten,
Section 1017 hereof.

          "Sale and Leaseback Transaction" means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by a Person of any property or asset of such Person which has been or is being sold or transferred by such Person not more than 360 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

          "Scheduled Payments" has the meaning specified in Article Twelve,
Section 1008 hereof.

          "Securities" means the securities designated in the first paragraph of the RECITALS OF THE COMPANY.

          "Securities Payment" has the meaning set forth in Article Twelve,
Section 1202 hereof.

          "Security Register" and "Security Registrar" have the respective meanings specified in Article Three, Section 305 hereof.

          "Senior Debt" means (i) Debt of the Company under the Bank Agreement, including all reborrowings, if any, by the Company, (ii) all other Debt of the Company referred to in any of Clauses (i) - (v), (vii) and (viii) of the definition of Debt (including pursuant to the Bank Agreement), whether Incurred on or prior to the date of this Indenture or thereafter Incurred, (iii) amendments, modifications, renewals, extensions, refinancings, replacements and refundings by the Company of any such Debt (and of any such amended, modified, renewed, extended, refinanced, refunded or replaced Debt) and (iv) obligations under secured inventory financing credit lines; provided, however, the following shall not constitute Senior Debt: (A) any Debt owed to a Person when such Person is a Subsidiary of the Company, (B) any Debt which by the terms of the instrument creating or evidencing the same expressly provides that it is not superior in right of payment to the Securities, (C) any Debt to the extent Incurred in violation of this Indenture or (D) any Debt which expressly provides that it is subordinated in right of payment to any other Debt of the Company. For purposes of this definition, "Debt" includes any obligation to pay principal, premium (if any), interest, penalties, reimbursement or indemnity amounts, fees and expenses (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-petition interest is allowed in such proceeding).

          "Senior Nonmonetary Default" has the meaning specified in Article Twelve, Section 1203 hereof.

          "Senior Payment Default" has the meaning specified in Article Twelve,
Section 1203 hereof.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Article Three, Section 307 hereof.

          "Stated Maturity," when used with respect to any Security, means the date specified in such Security as the fixed date on which the principal of such Security or an installment of interest thereon is due and payable.

          "Subordinated Notes" means (a) the Company's 9% Subordinated Extendible Notes due 1997 and (b) the Company's 9.95% Subordinated Notes due 1999.

          "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs or (iii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership interest and power to direct the policies, management and affairs thereof.

          "Successor Company" has the meaning set forth in Article Eight,
Section 802 hereof.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event that the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Unpermitted Debt" has the meaning specified in Article Ten,
Section 1017 hereof.

          "Unrestricted Subsidiary" means a Subsidiary of the Company that is deemed to be an Unrestricted Subsidiary in accordance with Article Ten,
Section 1017 hereof.

          "U.S Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

          "Voting Stock" of any Person means Capital Stock of such Person that ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

          "Wholly Owned Restricted Subsidiary" means a Wholly Owned Subsidiary of the Company deemed to be a Wholly Owned Restricted Subsidiary pursuant to Article Ten, Section 1017 hereof

          "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 102.  COMPLIANCE CERTIFICATES AND OPINIONS.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or this Indenture. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto,

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.

Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.  ACTS OF HOLDERS; RECORD DATES.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Article Six, Section 601 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) If the Company or any Person shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver, or other Act, the Company may, at its option, by or pursuant to a Company Order, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the

Company shall have no obligation to do so. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such request, demand, authorization, direction, notice, consent, waiver, or other Act, the record date for any such request, demand, authorization, direction, notice, consent, waiver, or other Act shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Article Seven, Section 701 hereof) prior to such first solicitation. Notwithstanding Trust Indenture Act Section 316(c), if the Company elects to fix any such record date, such record date shall be the record date specified in or pursuant to such Company Order, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

          If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

          (d) The ownership of Securities shall be proved by the Security Register.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of any thing done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105.  NOTICES, ETC., TO TRUSTEE AND COMPANY.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, addressed as follows:

               7th and Washington
               One Mercantile Center, 17th Floor
               St. Louis, Missouri 63101
               Attention:  Corporate Trust Department

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106.  NOTICE TO HOLDERS; WAIVER.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.  CONFLICT WITH TRUST INDENTURE ACT.

          If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.  SUCCESSORS AND ASSIGNS.

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.  SEPARABILITY CLAUSE.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.  BENEFITS OF INDENTURE.

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than (subject to Article Thirteen hereof) the parties hereto and their successors hereunder, the holders of Senior Debt and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.  GOVERNING LAW.

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 113.  LEGAL HOLIDAYS.

          In any case where any Interest Payment Date, Redemption Date, or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, until after such next succeeding Business Day if such payment is not timely made.

                                    ARTICLE TWO

                                 Security Forms

SECTION 201.  FORMS GENERALLY.

          The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof.

          The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202.  FORM OF FACE OF SECURITY.

                               BEST BUY CO., INC.

                    8 5/8% Senior Subordinated Note due 2000

No. ____________________________                    $ __________________________

          Best Buy Co., Inc., a corporation duly organized and existing under the laws of Minnesota (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________________, or registered assigns, the principal sum of________________________________ Dollars on October 1, 2000, and to pay interest thereon from October 12, 1993, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 1 and October 1 in each year, commencing April 1, 1994, at the rate of 8 5/8% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the same rate per annum on any overdue principal and premium and on any overdue installment of interest until paid as specified on the reverse hereof.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Principal of (and premium, if any) and interest on this Security will be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

           Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signatures of its authorize officers and its corporate seal to be affixed or reproduced hereon.

Date of Authentication:

                                    BEST BUY CO., INC.
 (SEAL)

                                   By__________________________________________
ATTEST:


________________________________________
Secretary


This is one of the Securities referred to in the within-mentioned Indenture.


                                   MERCANTILE BANK OF ST. LOUIS
                                   NATIONAL ASSOCIATION
                                                                      as Trustee


                                  By____________________________________________
                                     Authorized Signer

SECTION 203.  FORM OF REVERSE OF SECURITY.

          This Security is one of a duly authorized issue of Securities of the Company designated as its 8 5/8% Senior Subordinated Notes due 2000 (herein called the "Securities"), limited in aggregate principal amount to $150,000,000, issued and to be issued under an Indenture dated as of October 12, 1993 (herein called the "Indenture"), between the Company and Mercantile Bank of St. Louis National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after October 1, 1998, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed during the 12-month period beginning on October 1 of the years indicated,


                                           Redemption
               Year                          Price
               ----                    ------------------
               1998                         102.50%
               1999                         101.25%

together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture. If less than all of the Securities are to be redeemed, such portion of the Securities shall be redeemed by lot or by such other method as the Trustee shall deem fair and reasonable. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption.

          In the event of redemption or purchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

          If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture provides that, subject to certain conditions, including the provisions of the Indenture relating to the subordination of the Securities, if (i) certain Net Available Proceeds are available to the Company as a result of Asset Dispositions (subject to certain rights of the Company and others set forth in the Indenture) or (ii) a Change of Control occurs, the Company shall be required to make an Offer to Purchase for all or a specified portion of the Securities.

          The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in aggregate principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or, in the case of redemption, on or after the Redemption Date or, in the case of any purchase of this Security required to be made pursuant to an Offer to Purchase, on or after the Purchase Date).

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 204.  FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

          This is one of the Securities referred to in the within-mentioned Indenture.

                                   MERCANTILE BANK OF ST. LOUIS
                                   NATIONAL ASSOCIATION
                                                                      as Trustee

                                   By___________________________________________
                                      Authorized Signer

                                   ARTICLE THREE

                                 The Securities

SECTION 301.  TITLE AND TERMS.

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $150,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906 or 1108 or in connection with an Offer to Purchase pursuant to
Section 1014 or 1015.

          The Securities shall be known and designated as the "8 5/8% Senior Subordinated Notes due 2000" of the Company. The Stated Maturity of the principal of the Securities shall be October 1, 2000 and the Securities shall bear interest at the rate of 8 5/8% per annum from October 12, 1993, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on April 1 and October 1 in each year, commencing April 1, 1994, until the principal thereof is paid or made available for payment.

          Principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, maintained for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          The Securities shall be subject to repurchase by the Company pursuant to an Offer to Purchase as provided in Article Ten, Sections 1014 and 1015 hereof.

          The Securities shall be redeemable as provided in Article Eleven.

          The Securities shall be subordinated in right of payment to Senior Debt as provided in Article Twelve.

          The Securities shall be subject to defeasance at the option of the Company as provided in Article Thirteen.

SECTION 302.  DENOMINATIONS.

          The Securities shall be issuable only in fully registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 303.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

          The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one or more of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

          Each Security shall be dated the date of its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Se-curity shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

          In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall sell, convey, transfer, lease or otherwise dispose of substantially all of its properties and assets as an entirety to any Person, and the Successor Company shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, sale, conveyance, transfer, lease or other disposition may, from time to time, at the request of the Successor Company, be exchanged for other Securities executed in the name of the Successor Company with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Successor Company, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a Successor Company pursuant to this Section 303 in exchange for or upon registration of transfer of any

Securities, such Successor Company, at the option of any Holder but without expense to such Holder, shall provide for the exchange of all Securities at the time Outstanding held by such Holder for Securities authenticated and delivered in such name.

SECTION 304.  TEMPORARY SECURITIES.

          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Article Ten, Section 1002 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 305.  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

          The Company shall cause to be kept at the office or agency designated pursuant to Article Ten, Section 1002 hereof a register (the "Security Reg-ister") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein pro-vided.

          Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Article Ten, Section 1002 hereof for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Article Three, Section 303 or 304 hereof, Article Nine,
Section 906 hereof or Article Eleven, Section 1108 hereof or in accordance with any Offer to Purchase pursuant to Article Ten, Section 1014 or 1015 hereof not involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Article Eleven, Section 1104 hereof and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 306.  MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

          If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon, herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predeces-sor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, which date shall be acceptable to the Trustee, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securi-ties exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.  PERSONS DEEMED OWNERS.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Article Three, Section 307 hereof) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309.  CANCELLATION.

          All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any Offer to Purchase pursuant to Article Ten, Section 1014 or 1015 hereof shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that the canceled Securities be returned to it. The Trustee shall provide the Company with a list of all Securities that have canceled from time to time as requested by the Company

SECTION 310.  COMPUTATION OF INTEREST.

          Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                                   ARTICLE FOUR

                           Satisfaction and Discharge

SECTION 401.  SATISFACTION AND DISCHARGE OF INDENTURE.

          This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1) either

               (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Article Three,
          Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Article Ten, Section 1003 hereof) have been delivered to the Trustee for cancellation; or


               (B) all such Securities not theretofore delivered to the Trustee for cancellation

                    (i)  have become due and payable, or

                    (ii) will become due and payable at their Stated Maturity within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company including, without limitation, any and all fees and expenses of the Trustee which have accrued or which in the estimate of the Trustee will accrue hereunder; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and that such deposit does not violate
     (x) the provisions of Article Twelve hereof or (y) any provisions of Designated Senior Debt which require the consent or permission of Designated Senior Holders for the Company to make such deposit.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Article Six, Section 607 hereof, the obligations of the Trustee to any Authenticating Agent under Article Six,
Section 614 hereof and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Article Four, Section 402 hereof and the last paragraph of Article Ten, Section 1003 hereof shall survive.

SECTION 402.  APPLICATION OF TRUST MONEY.

          Subject to the provisions of the last paragraph of Article Ten,
Section 1003 hereof, all money deposited with the Trustee pursuant to Article Four, Section 401 hereof (other than money specifically intended to pay the fees and expenses of the Trustee) shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

                                   ARTICLE FIVE

                                    Remedies

SECTION 501.  EVENTS OF DEFAULT.

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any ad-ministrative or governmental body):

          (1) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Security when due and payable; or

          (3) default, on the applicable Purchase Date, in the purchase of Securities required to be purchased by the Company pursuant to an Offer to Purchase as to which an Offer Document has been mailed to Holders pursuant to Article Ten, Section 1014 or 1015 hereof; or

          (4) default in the performance, or breach, of Article Eight, Section 801 hereof; or

          (5) default in the performance, or breach, of any covenant (other than the covenants referred to in (1), (2), (3) or (4) of this Section) or warranty of the Company in this Indenture, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (6) a default or defaults under any bond(s), debenture(s), note(s) or other evidence(s) of, or obligation(s) constituting, Debt by the Company or any Restricted Subsidiary or under any mortgage(s), indenture(s), instrument(s) or agreement(s) under which there may be issued or existing or by which there may be secured or evidenced any Debt by the Company or any such Subsidiary with a principal or similar amount then outstanding, individually or in the aggregate, in excess of $10 million, whether such Debt now exists or shall hereafter be created, if the principal of such Debt has been declared due and payable or if such default or defaults constitute a failure to pay the principal of such Debt at its stated maturity, provided that such declaration or failure to pay is not cured or waived within 10 days after such declaration or failure to pay; or

          (7) the rendering of a final judgment or judgments (not subject to appeal) for the payment of money against the Company or any Restricted Sub-sidiary not fully insured against in an aggregate amount in excess of $10 million by a court or courts of competent jurisdiction, which judgment or judg-ments remain undischarged or unbonded for a period of 60 days after the right to appeal all such judgments has expired or otherwise terminated; or

          (8) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any such Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Restricted Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, se-questrator or other similar official of the Company or any such Restricted Subsidiary or of any substantial part of the property of the Company or any such Restricted Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any such Restricted Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (9) the commencement by the Company or any Restricted Subsidiary of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any such Restricted Subsidiary to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Restricted Subsidiary, or the filing by the Company or any such Restricted Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by the Company or any such Restricted Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or of any substantial part of the property of the Company or any Restricted Subsidiary, or the making by the Company or any Restricted Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any such Restricted Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any such Restricted Subsidiary in furtherance of any such action.

SECTION 502.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

          If an Event of Default (other than an Event of Default specified in Article Five, Section 501(8) or (9) hereof) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable by a notice in writing to the Company
(and to the Trustee, if given by such Holders), provided that the Trustee or such Holders shall have provided at least three business days' prior written notice of such declaration to the Designated Senior Holder under the Designated Senior Debt, and upon any such declaration such principal and any accrued interest shall become immediately due and payable. If an Event of Default specified in Article Five, Section 501(8) or (9) hereof occurs, the principal of and any accrued interest on the Securities then Outstanding shall IPSO FACTO become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A)  all overdue interest on all Securities,

               (B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on the Purchase Date pursuant to an Offer to Purchase made by the Com-
          pany) and, to the extent that payment of such interest is lawful, interest thereon at the rate borne by the Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

     and

          (2) all Events of Default, other than the nonpayment of the principal of Securities which have become due solely by such declaration of ac-celeration, have been cured or waived as provided in Article Five, Section 513 hereof.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

          The Company covenants that if

          (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or, with respect to any Security required to have been purchased pursuant to an Offer to Purchase which has been made by the Company, at the Purchase Date thereof, the Company will, subject to the provisions of Article Twelve, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and, subject to the provisions of Article Twelve hereof, collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, subject to Article Twelve, the Trustee shall be authorized to collect and receive any moneys or securities or other property payable or deliverable upon the conversion or exchange of the Securities or upon any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Article Six, Section 607 hereof, which shall be deemed administrative expenses.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.  APPLICATION OF MONEY COLLECTED.

          Subject to Article Twelve, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Se-curities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Article Six, Section 607 hereof;

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

          THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

SECTION 507.  LIMITATION ON SUITS.

          No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee in the manner required hereunder of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

          Notwithstanding any other provision in this Indenture (other than the provisions of Articles Six and Twelve), the Holder of any Security shall have the right on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Article Three, Section 307 hereof) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or, in the case of any purchase required to be made pursuant to an Offer to Purchase, on the Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.  RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.  RIGHTS AND REMEDIES CUMULATIVE.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Article Three, Section 306 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.  DELAY OR OMISSION NOT WAIVER.

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.  CONTROL BY HOLDERS.

          The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.  WAIVER OF PAST DEFAULTS.

          The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

          (1) in the payment of the principal of (or premium, if any) or interest on any Security (including any Security which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, the Trustee or any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities or in any suit instituted by any Holder for the enforcement of principal of (and premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date or, in the case of any purchase required to be made pursuant to an Offer to Purchase, on or after the Purchase Date).

SECTION 515.  WAIVER OF STAY OR EXTENSION LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   The Trustee

SECTION 601.  CERTAIN DUTIES AND RESPONSIBILITIES.

          The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and this Indenture. Notwithstanding the foregoing, subject to the provisions of the Trust Indenture Act, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.  NOTICE OF DEFAULTS.

          The Trustee shall give the Holders notice of any Default hereunder of which it shall be deemed to have notice as provided in this Section as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any Event of Default of the character specified in Article Five, Section 501(5) hereof, no such notice to Holders shall be given until at least 30 days after the occurrence thereof; provided further, that no such notice shall be given to Holders if such default shall have been cured or waived. The Trustee shall not be required to accept any notice or be deemed to have notice of any Default by the Company hereunder except for an Event of Default described in subsections (1), (2) or (3) of Article Five, Section 501 hereof to the extent the Trustee is then serving as Paying Agent, unless a Responsible Officer shall be specifically notified in writing of such Default.

SECTION 603.  CERTAIN RIGHTS OF TRUSTEE.

          Subject to the provisions of Article Six, Section 601 hereof and the Trust Indenture Act:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Opinion of Counsel or an Officers' Certificate;

          (d) the Trustee may consult with counsel, accountants or other professionals in connection with the administration of this Indenture or the exercise of any of its rights hereunder and the written advice of such counsel, accountants or other professionals or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instru-ment, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) the Trustee shall have no responsibility for making any calculations under this Indenture including, without limitation, the amount of any additional interest owing on the Securities hereunder; and the Company shall deliver to the Trustee an Officers' Certificate specifying the amount of any additional interest due hereunder on or before the 15th day prior to the date such interest is required to be paid;

          (i) with respect to any action taken, suffered or omitted by the Trustee hereunder, the Trustee may require showings, certificates, state-ments, opinions or other information or authorizations, including, without limitation, an Officers' Certificate or an Opinion of Counsel, in addition to those which may be required by the terms of this Indenture, as a condition to the taking, suffering or omitting of any action by the Trustee hereunder as are deemed reasonably necessary or desirable by the Trustee; and the Trustee shall not be liable for taking, suffering or omitting to take any action hereunder in good faith and in reliance on such showings, certificates, statements, opinions or other information or authorization; and

          (j) the Trustee shall not be required to give any bond or surety in respect of the performance or exercise of its powers, rights and duties hereunder.

SECTION 604.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

          The recitals contained herein and any statement in the Securities or any other document used in connection with the issuance or sale of the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof or any money paid to the Company or upon the Company's direction under any provision of this Indenture and it shall not be responsible for the use or application of any money received by any Paying Agent, other than the Trustee.

SECTION 605.  MAY HOLD SECURITIES.

          The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to the provisions of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606.  MONEY HELD IN TRUST.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise specifically agreed in writing with the Company.

SECTION 607.   COMPENSATION AND REIMBURSEMENT.

          The Company agrees:

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify and defend the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or its taking, suf-fering or omitting to take any action pursuant hereto or in connection herewith.

          The Trustee shall notify the Company promptly of any claim for which it may seek indemnity hereunder; provided, however, that any delay or failure in giving such notice shall not affect the Trustee's indemnification rights as set forth herein except to the extent such failure shall have materially prejudiced the Company in defending any such claim, suit or action. The Company shall defend any claim covered pursuant to this Section and the Trustee, at the expense of the Company shall cooperate with the reasonable requests of the Company in connection with the defense thereof. The Trustee may, at its option, retain separate counsel in connection with any claim covered by this Section and the Company shall pay all reasonable fees and expenses of such counsel. The Company need not pay for any settlements made without its consent.

SECTION 608.  DISQUALIFICATION; CONFLICTING INTERESTS.

          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent, subject to the exceptions and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 609.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

          There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and, to the extent there is such an institution eligible and willing to serve, has a combined capital and surplus of at least $25 million and either has a Corporate Trust Office in the Borough of Manhattan, The City of New York or appoints an agent in the Borough of Manhattan, The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee is required under the Indenture to conduct in the Borough of Manhattan, The City of New York. The Trustee may not rescind any such agency without the consent of the Company, which consent shall not be unreasonably withheld, unless the Trustee appoints a satisfactory replacement or has a Corporate Trust Office in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.   RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Article Six, Section 611 hereof.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

          (d)  If at any time:

          (1) the Trustee shall fail to comply with Article Six, Section 608 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2) the Trustee shall cease to be eligible under Article Six, Section 609 hereof and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Article Five, Section 514 hereof, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Article Six, Section 611, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and so accepted appointment, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Article One, Section 106 hereof. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office and, to the extent applicable, its agency in the Borough of Manhattan, The City of New York.

SECTION 611.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee and the Securities Registrar and Paying Agent to the extent the Trustee is then serving in such capacities hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 614.  APPOINTMENT OF AUTHENTICATING AGENT.

          The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption or partial purchase or pursuant to Article Three, Section 306 hereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $25 million and subject to supervision or examination by Federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Article Six, Section 607.

          If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

          This is one of the Securities described in the within-mentioned Indenture.

                                   MERCANTILE BANK OF ST. LOUIS
                                   NATIONAL ASSOCIATION
                                                                      As Trustee


                                   By___________________________________________
                                      As Authenticating Agent



                                   By___________________________________________
                                      Authorized Signer

                                   ARTICLE SEVEN

                Holders' Lists and Reports by Trustee and Company

SECTION 701.  COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

          The Company will furnish or cause to be furnished to the Trustee

          (a) semi-annually, and not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

          (b) at such other times as the Trustee may request in writing, within 15 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee shall be the sole Security Registrar, no such list need be furnished.

SECTION 702.  PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Article Seven, Section 701 hereof and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Article Seven, Section 701 hereof upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703.  REPORTS BY TRUSTEE.

          (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed to the extent the Trustee has received written notice of such listing, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

SECTION 704.  REPORTS BY COMPANY.

          The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.


                                  ARTICLE EIGHT

                           Merger, Consolidation, Etc.

SECTION 801.  MERGERS, CONSOLIDATIONS AND CERTAIN SALES AND PURCHASES OF ASSETS.

          The Company (a) shall not consolidate with or merge into any other Person; (b) shall not permit any other Person to consolidate with or merge into
(i) the Company or (ii) any Restricted Subsidiary in a transaction in which such Restricted Subsidiary remains a Restricted Subsidiary; (c) shall not, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety; and (d) shall not, and shall not permit any Restricted Subsidiary to, (i) directly or indirectly, acquire Capital Stock of or other ownership interests in any other Person such that such other Person becomes a Subsidiary of the Company or (ii) directly or indirectly, purchase, lease or otherwise acquire all or substantially all of the properties and assets of any Person as an entirety or any existing business (whether existing as a separate entity, subsidiary, divi-sion, unit or otherwise) of any Person, unless, in any such transaction:

          (1) immediately before and after giving effect to such transaction and treating any Debt Incurred by the Company or a Subsidiary of the Company as a result of such transaction as having been Incurred by the Company or such Subsidiary at the time of such transaction, no Default or Event of Default shall have occurred and be continuing;

          (2) in the case the Company shall consolidate with or merge into another Person or shall directly or indirectly transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by transfer, conveyance, sale, lease or other disposition all or substantially all of the properties and assets of the Company as an entirety (for purposes of this Article Eight, a "Successor Company"), shall be a corporation, partnership, limited liability company or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume by an indenture supplemental hereto executed and delivered to the Trustee, in form and substance satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (3) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company or, if applicable, the Successor Company shall be equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

          (4) immediately after giving effect to such transaction, the Consolidated Cash Flow Ratio of the Company or, if applicable, the Successor Company for the four full fiscal quarters immediately preceding consummation of such transaction, determined on a pro forma basis as if such transaction had taken place at the beginning of such four full fiscal quarters, shall be at least 2.0 to 1;

          (5) if, as a result of any such transaction, property or assets of the Company or any Restricted Subsidiary of the Company would become subject to a Lien which would not be permitted by Article Ten, Section 1012 hereof, the Company or, if applicable, the Successor Company, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to, as provided in Article Ten, Section 1012 hereof) Debt secured by such Lien; and

          (6) the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease, other disposition, acquisition or purchase, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Section 801 and that all conditions precedent herein provided for relating to such transaction have been complied with, and, with respect to such Officers' Certificate, setting forth the manner of determination of the Consolidated Net Worth and the Consolidated Cash Flow Ratio of the Company or, if applicable, of the Successor Company as required pursuant to the foregoing.

          Opinions of Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact.

SECTION 802.  SUCCESSOR SUBSTITUTED.

          Upon any consolidation of the Company with, or merger of the Company into, any other Person, or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company as an entirety, in each case in accordance with Article Eight, Section 801 hereof, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Company had been named as the Company herein, and thereafter, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Securities; provided, however, that in the case of a transfer by lease, the predecessor Person shall not be released from the payment of principal of (and premium, if any) and interest on the Securities.

                                   ARTICLE NINE

                             Supplemental Indentures

SECTION 901.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

          (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

          (3) to secure the Securities pursuant to the requirements of Article Ten, Section 1012 hereof or otherwise; or

          (4) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; or

          (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided that such action pursuant to this clause (5) shall not adversely affect the interests of the Holders in any material respect.

SECTION 902.  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

          With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of any Security required to be purchased pursuant to an Offer to Purchase which has been made, on or after the applicable Purchase Date), or

          (2) reduce the percentage of principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

          (3)  modify any of the provisions of this Section, Article Five,
     Section 513 or Article Ten, Section 1019 hereof, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

          (4) modify any of the provisions of this Indenture relating to the subordination of the Securities in a manner adverse to the Holders, or

          (5) following the mailing of an Offer Document with respect to an Offer to Purchase pursuant to Article Ten, Sections 1014 and 1015 hereof, modify the provisions of this Indenture with respect to such Offer to Purchase in a manner adverse to such Holder.

          Subject to the provisions of Article Nine, Section 903 hereof, upon the written request of the Company, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.  EXECUTION OF SUPPLEMENTAL INDENTURES.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to the provisions of the Trust Indenture Act), shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties, privileges, protections or immunities under this Indenture or otherwise.

SECTION 904.  EFFECT OF SUPPLEMENTAL INDENTURES.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.  CONFORMITY WITH TRUST INDENTURE ACT.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906.  REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURE.

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 907.  NO ADVERSE EFFECT ON SUBORDINATION.

          No supplemental indenture shall directly or indirectly adversely affect the rights under Article Twelve, or any definitions or provisions related thereto, of any holder of Senior Debt unless the requisite holders of each issue of Senior Debt (as required by the terms of such Senior Debt) affected thereby shall have consented to such supplemental indenture.

                                   ARTICLE TEN

                                    Covenants

SECTION 1001.  PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

          The Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee or the agent of the Trustee selected in accordance with Article Six, Section 609 hereof shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee or the office of the agent of the Trustee described above, and the Company hereby appoints the Trustee or the Trustee's agent as its agent to receive all such presentations, surrenders, notices and demands.

SECTION 1003.  MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

          If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (and premium, if any) or interest in any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents, it shall, on or before each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

          If the Company is not acting as Paying Agent, the Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall (i) comply with the provisions of the Trust Indenture Act applicable to it as Paying Agent and
(ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with re-spect to such trust money, and aIl liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English lan-guage, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 1004.  EXISTENCE.

          Subject to Article Eight and Article Ten, Section 1014 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises and those of any Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1005.  MAINTENANCE OF PROPERTIES.

          The Company shall cause all properties used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company from (or require the Company to cause any Restricted Subsidiary to avoid) discontinuing the operation or maintenance or disposing of any of such properties if such discontinuance or disposition is, in the judgment of the Board of Directors or the board of directors of the Restricted Subsidiary concerned, or if any officer (or other agent employed by the Company or any Restricted Subsidiary) having been delegated corporate authority for any such property, in each case, in good faith, desirable in the conduct of its business or the business of any Subsidiary.

SECTION 1006.  PAYMENT OF TAXES AND OTHER CLAIMS.

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits or property of the Company or any of its Restricted Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any of its Restricted Subsidiaries, in either case, the failure to pay or discharge of which could have a material adverse effect on the business affairs, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries, considered on a consolidated basis; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1007.  MAINTENANCE OF INSURANCE.

          The Company shall, and shall cause its Restricted Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured (including appropriate self-insurance) against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice unless such failure to provide or cause to be provided such insurance would not have a material adverse effect on the business affairs, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries, considered on a consolidated basis.

SECTION 1008.  LIMITATION ON CONSOLIDATED DEBT.

          The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt unless, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds thereof, the Company's Consolidated Cash Flow Ratio for the four full fiscal quarters of the Company next preceding the Incurrence of such Debt, calculated on a pro forma basis as if such Debt had been incurred and the proceeds thereof had been received and so applied at the beginning of such four full fiscal quarters, would be at least
2.0 to 1.

          The foregoing paragraph shall not prohibit the Company or any Restricted Subsidiary of the Company from Incurring the following Debt:

          (i) Debt under Credit Facilities in an aggregate amount not to exceed the greater of (A) $125 million or (B) the Borrowing Base;

          (ii)  all Debt (other than Debt described in the foregoing clause
     (i)) outstanding on the date of this Indenture;

          (iii) Debt owed by the Company to any Wholly Owned Restricted Subsidiary or Debt owed by a Restricted Subsidiary to the Company or to a Wholly Owned Restricted Subsidiary;

          (iv)  Debt evidenced by the Securities;

          (v) Debt consisting of payment obligations under an interest rate swap or similar arrangement or under a foreign currency hedge, exchange or similar arrangement which is incurred solely to act as a hedge against increases in interest rates or changes in currency exchange rates that may occur under the terms of other outstanding variable or floating rate Debt of the Company or any Restricted Subsidiary;

          (vi) Capital Lease Obligations, mortgage financings and purchase money obligations Incurred subsequent to the date of this Indenture in an aggregate principal amount not to exceed 15% of Consolidated Net Tangible Assets (measured at the time each such obligation or financing is Incurred);

          (vii) Debt under Guarantees of Debt incurred in the ordinary cause of business with suppliers, licensees, franchisees or customers;

          (viii) renewals, extensions, refinancings, refundings, substitutions or replacements of any Debt permitted under clauses (i) through (iv) and (vi) above, in any case in an amount that does not exceed that of the Debt (including, in the case of the Bank Agreement, all amounts not then outstanding but which may pursuant to the terms thereof and clause
     (i) above thereafter be borrowed thereunder) so renewed, extended, refinanced, refunded, substituted or replaced, plus the amount of any premium required to be paid in connection with such refinancing or refunding pursuant to the terms of the Debt to be refinanced or refunded or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing or refunding, plus the expenses of the Company incurred in connection with such refinancing or refunding, provided that (A) in the case of any refinancing or refunding of Debt of the Company that is PARI PASSU to the Securities, such refinancing or refunding Debt is made PARI PASSU or subordinated to the Securities and, in the case of any refinancing or refunding of Debt of the Company that is subordinated to the Securities, such refinancing or refunding Debt is made subordinate to the Securities to substantially the same extent as such refunded or refinanced Debt was subordinated to the Securities, and (B) in either case, such refinancing or refunding Debt (x) does not provide for payments of principal of such Debt (collectively, "Mandatory Payments") prior to the stated maturity of the Debt being refinanced or refunded (unless the Debt being refinanced or refunded by its terms requires, without being subject to any contingency, that payments of the principal thereof be made on one or more specified dates prior to the stated maturity thereof ("Scheduled Payments") and, on every date on which a Mandatory Payment would be due, the total amount of all Mandatory Payments that would be due on or before such date would not exceed the total amount of all Scheduled Payments that (absent such refinancing or refunding) would be due on or before such date) and (y) does not permit redemption or other retirement of such Debt at the option of the holder thereof prior to the stated maturity of the Debt being refinanced or refunded, other than a redemption or other retirement at the option of the holder of such Debt that is conditioned upon a change of control of the Company pursuant to provisions substantially the same as those contained in this Indenture; and

          (ix)  Debt not otherwise permitted to be Incurred pursuant to clauses
     (i) through (viii) above, which, together with any other outstanding Debt Incurred pursuant to this clause (ix), has an aggregate principal amount outstanding at any given time not in excess of $25 million.

Any Debt Incurred by a Person that becomes a Restricted Subsidiary at any time thereafter shall be deemed to have been Incurred by a Restricted Subsidiary at such time.

SECTION 1009.  LIMITATION ON LAYERED AND JUNIOR DEBT.

          So long as any of the Securities are Outstanding, the Company shall not Incur or suffer to exist any Debt (other than (i) the Securities, and (ii) any Pari Passu Debt) that is by its terms subordinate in right of payment to any other Debt of the Company unless (x) such Debt is also subordinate by its terms in right of payment to the Securities, (y) such subordinated Debt does not provide for payments of principal of such Debt prior to the Stated Maturity of the principal of the Securities and (z) such subordinated Debt does not permit redemption or other retirement thereof at the option of the holder thereof prior to the Stated Maturity of the principal of the Securities, other than a redemption or other retirement at the option of the holder of such subordinated Debt which is conditioned upon the change of control of the Company pursuant to provisions substantially the same as those contained in Article Ten, Section 1015 hereof.

SECTION 1010.  LIMITATION ON RESTRICTED PAYMENTS.

          The Company (i) shall not, directly or indirectly, declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities) in respect of its Capital Stock to the holders thereof (excluding any dividends or distributions payable solely in shares of its Capital Stock (other than Redeemable Interests) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Interests), (ii) shall not, and shall not permit any Restricted Subsidiary to, purchase, redeem or otherwise acquire or retire for value (a) any Capital Stock of the Company or any Capital Stock of or other ownership interests in any Related Person of the Company (other than any Wholly Owned Restricted Subsidiary, provided that such purchase, redemption, acquisition or retirement is by the Company or a Wholly Owned Restricted Subsidiary) or (b) any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any Capital Stock of or other ownership interests in any Related Person of the Company (other than any Wholly Owned Restricted Subsidiary, provided that such purchase, redemption, acquisition or retirement is by the Company or a Wholly Owned Restricted Subsidiary), (iii) shall not make, or permit any Restricted Subsidiary to make, any Investment in any Person which is an Affiliate or a Related Person of the Company prior to the making of such Investment (other than Investments in the Company or a Restricted Subsidiary that was a Subsidiary of the Company prior to such Investment, provided that if, at any time thereafter, such Subsidiary becomes an Unrestricted Subsidiary, such Investment will be deemed to have been made in an Unrestricted Subsidiary at such time), and (iv) shall not, and shall not permit any Restricted Subsidiary of the Company to, redeem, defease, repurchase, retire or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment, Debt of the Company (other than the Securities) that is subordinate in right of payment to the Securities (each of the transactions described in clauses (i) through (iv) being a "Restricted Payment"), if: (1)
immediately before or immediately after giving effect to such transaction on a pro forma basis, the Company could not Incur $1.00 of additional Debt under the provisions set forth in the first paragraph of Article Ten, Section 1008 hereof;
(2) a Default or Event of Default shall have occurred and be continuing; or (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from the date of this Indenture (the amount so expended, if other than in cash, determined in good faith by the Board of Directors and evidenced by a Board Resolution) exceeds the sum of: (a) 50% of the aggregate Consolidated Net Income of the Company for the period taken as one accounting period (or, if the Consolidated Net Income of the Company shall have been a net loss during such period, minus 100% of such loss), commencing with the first full fiscal quarter beginning after the date of this Indenture to and including the full fiscal quarter ended immediately prior to the date of such proposed payment, and (b) 100% of the aggregate net proceeds, including the fair value of property other than cash (determined in good faith by the Board of Directors), from the issuance of Capital Stock (other than Redeemable Interests) of the Company (and, in the event the Company or any Restricted Subsidiary merges or consolidates with another Person in a transaction in which the Common Stock of such Person outstanding prior to the transaction is canceled in exchange for Capital Stock of the Company or a Restricted Subsidiary, the Consolidated Net Worth of such other Person) and options, warrants or other rights on Capital Stock of the Company and the principal amount of Debt of the Company that has been converted into Capital Stock (other than Redeemable Interests) of the Company after the date of this Indenture.

          The foregoing provisions shall not be violated by reason of (i) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing covenant;
(ii) any refinancing or refunding of Debt permitted pursuant to Article Ten,
Section 1008 hereof; or (iii) any Scheduled Payments pursuant to the terms of the Subordinated Notes.

SECTION 1011.  LIMITATIONS CONCERNING DISTRIBUTIONS BY SUBSIDIARIES, ETC.

          The Company shall not, and shall not permit any Restricted Subsidiary to, allow or suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or other ownership interests or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary; (ii) to make loans or advances to the Company or any Restricted Subsidiary; or (iii) to transfer any of its property or assets to the Company, except, in any such case, any encumbrance or restriction: (a) pursuant to any agreement in effect on the date of this In-denture, or (b) pursuant to an agreement which has been entered into for the pending sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, provided that such restriction terminates upon consummation of such disposition, or (c) pursuant to an agreement relating to any Debt Incurred by such Subsidiary prior to the date on which such Subsidiary became a Subsidiary of the Company and outstanding on such date and not Incurred in anticipation of becoming a Subsidiary, or (d) pursuant to an agreement effecting a renewal, extension, refinancing or refunding of Debt Incurred pursuant to an agreement referred to in clause (a), (b) or (c) above (or to any agreement or successive agreement extending, renewing, refunding or refinancing any such agreement); provided, however, that the provisions relating to such encumbrance or restriction contained in such renewal, extension, refinancing or refunding are no more restrictive in any respect than the provisions contained in the agreement it replaces, as determined in good faith by the Board of Directors and evidenced by a Board Resolution.

          The Company shall not permit any Restricted Subsidiary to (i) declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities) in respect of the Capital Stock of or other ownership interests in such Subsidiary or to the holders of such Subsidiary's Capital Stock or other ownership interests (excluding any dividends or distributions payable solely in shares of Capital Stock of or other ownership interests in such Subsidiary (other than Redeemable Interests) or in options, warrants or other rights to acquire Capital Stock of or other ownership interests in such Subsidiary (other than Redeemable Interests) or (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of or other ownership interests in any Subsidiary of the Company or any options, warrants or rights to acquire such (excluding any payments of cash in lieu of issuing fractional shares in connection with any share dividend or distribution permitted under clause (i) above); provided, however, that this limitation shall not prevent the payment by any Subsidiary of dividends or other distributions to the Company or a Wholly Owned Restricted Subsidiary or the redemption or repurchase by any Subsidiary of any of its Capital Stock or other ownership interests owed by the Company or a Wholly Owned Restricted Subsidiary. This restriction shall not prevent any Restricted Subsidiary from repurchasing or redeeming a minority interest at fair market value as determined by the Board of Directors in an amount up to the amount of Restricted Payments that the Company would be permitted to make pursuant to Article Ten, Section 1010 hereof; provided, however, that any amount so paid must be used in determining the aggregate amount of all Restricted Payments made pursuant to Article Ten,
Section 1010 hereof.

SECTION 1012.  LIMITATION ON LIENS.

          The Company shall not, and shall not permit any Restricted Subsidiary to, incur any Lien on property or assets of the Company, or such Subsidiary, to secure Debt without making, or causing such Subsidiary to make, effective provision for securing the Securities (and, if the Company may so determine, any other Debt of the Company or of such Subsidiary that is not subordinate to the Securities) equally and ratably with (or prior to) such Debt as to such property for so long as such Debt will be so secured or in the event such Debt is not Senior Debt or PARI PASSU with the Securities, prior to such Debt as to such property for so long as such Debt will be so secured.

          The restrictions in the preceding paragraph shall not apply to Liens existing at the date of the Indenture or to:

          (i)  Liens securing only Senior Debt;

          (ii)  Liens securing only the Securities;

          (iii)  Liens in favor of only the Company;

          (iv)  Liens securing Debt owing to the Company by a Subsidiary;

          (v) Liens securing Debt owing by the Company to a Wholly Owned Restricted Subsidiary;

          (vi) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company and not incurred in anticipation of or in connection with such transaction;

          (vii) Liens on property existing immediately prior to the acquisition thereof and not incurred in anticipation of or in connection with such transaction;

          (viii) Liens to secure Debt Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Liens, provided that (a) the principal amount of any Debt secured by such Lien does not exceed 100% of such purchase price or cost, (b) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item, (c) such Lien is incurred prior to or within 270 days after the acquisition of such property or the completion of the relevant improvements and (d) the Incurrence of such Debt is permitted pursuant to the covenants described under Article Ten, Sections 1008 and 1009 hereof;

          (ix) Liens on property of the Company or any of its Subsidiaries in favor of the United States of America or any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute;

          (x) Liens for taxes or assessments or other governmental charges or levies which are being contested in good faith and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles;

          (xi) title exceptions, easements and other similar Liens that are not consensual and that do not in the good faith judgment of the Board of Directors materially impair the use of the property subject thereto;

          (xii) Liens to secure obligations under workmen's compensation laws or similar legislation, including Liens with respect to judgments which are not currently dischargeable;

          (xiii) warehousemen's and materialmen's and other similar Liens for sums being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by generally accepted accounting principles;

          (xiv) Liens incurred to secure the performance of statutory obligations, surety or appeal bonds, performance or return-of-money bonds or other obligations of a like nature incurred in the ordinary course of business;

          (xv) Liens to secure trade payables entered into in the ordinary course of business; and

          (xvi) Liens to secure any extension, renewal, refinancing, replacement or refunding (or successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (i) to (xv) or any Debt secured by Liens existing at the date of this Indenture so long as such Lien does not extend to any other property and the Debt so secured is not increased.

Any Lien incurred by a Person that becomes a Restricted Subsidiary at any time thereafter shall be deemed to have been incurred by a Restricted Subsidiary at such time and shall thereupon be subject (if otherwise subject) to the requirements of this Section.

SECTION 1013.  LIMITATION ON TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS.

          The Company shall not, and shall not permit any Subsidiary of the Company to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with or for the benefit of any Affiliate or Related Person of the Company (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person of the Company and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $5 million, a Board Resolution set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the Board of Directors, and (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $15 million, an opinion as to the fairness of such Affiliate Transaction to the Company or such Subsidiary, as the case may be, from a financial point of view, issued by an investment banking firm of national standing; provided, however, that the foregoing restriction shall not apply to (i) the payment of reasonable and customary fees to directors of the Company or any of its Subsidiaries or (ii) the Company's and any Subsidiary's employee compensation and other benefit arrangements approved as fair and reasonable in the good faith judgment of the Board of Directors.

SECTION 1014.  LIMITATION ON CERTAIN ASSET DISPOSITIONS.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition (other than an Asset Disposition permitted under Article Eight, Section 801 hereof) in one or more transactions in any fiscal year to the extent the proceeds of such Asset Disposition exceed $10 million in any 12 month period, unless

          (i) the Company (or such Subsidiary, as the case may be) receives consideration at the time of such disposition at least equal to the fair market value of the shares or the assets disposed of, as determined in good faith by the Board of Directors;

          (ii) at least 85% of the aggregate consideration received by the Company (or such Subsidiary) consists of cash or readily marketable cash equivalents or the assumption of Debt or other obligations and release from all liability on such Debt or other obligations; and

          (iii) 100% of the Net Available Proceeds from such disposition, less Reinvested Amounts (as hereinafter defined), are applied by the Company (or such Subsidiary, as the case may be) (A) first, within 360 days of such disposition, to a permanent reduction of Senior Debt then outstanding under any agreements or instruments which would require such application or which would prohibit payments pursuant to clause (B) following; (B) second, to the extent Net Available Proceeds are not required to be applied to Senior Debt as specified in clause (A), to purchases of Outstanding Securities (to the extent such an offer is not prohibited by the terms of any Senior Debt) pursuant to an Offer to Purchase at a purchase price equal to 100% of their principal amount plus accrued interest to the date of purchase (provided, however, that installments of interest whose Stated Maturity is on or prior to the Purchase Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates or Special Record Dates, as the case may be, according to their terms and the provisions of Article Three, Section 307 hereof); and (C) third, to the extent of any remaining Net Available Proceeds following completion of the Offer to Purchase referred to in clause (B) above, to the repayment, within 10 days after the Purchase Date of such Offer to Purchase, of other Senior Debt and, to the extent there is no such Senior Debt, Debt that is PARI PASSU with the Securities and, to the extent there is no such Company Debt, other Debt of the Company or a Restricted Subsidiary.

          Notwithstanding the foregoing, the Company shall not be required to repurchase or to redeem Debt pursuant to clause (iii) above if the Net Available Proceeds, less any amounts ("Reinvested Amounts") invested within 360 days of the disposition in assets that will be used in the business of the Company or any Wholly Owned Restricted Subsidiary as such business is conducted prior to such Asset Disposition, are less than $10 million (such lesser amount to be carried forward on a cumulative basis for purposes of determining the application of this paragraph). Notwithstanding the foregoing, if any Restricted Subsidiary in which a Reinvested Amount is invested becomes an Unrestricted Subsidiary thereafter, then such change in status will be deemed an Asset Disposition with Net Available Proceeds of cash in an amount equal to such Reinvested Amount, and such amount of cash will be applied pursuant to clause
(iii) above (subject to this paragraph).

          (b) The Company shall mail the Offer Document for an Offer to Purchase required pursuant to Section 1014(a) not more than 360 days after consummation of the disposition giving rise to such requirement referred to in
Section 1014(a). The aggregate principal amount of the Securities to be offered to be purchased pursuant to the Offer to Purchase shall equal the Net Available Proceeds, less Reinvested Amounts, required to be made available therefor pursuant to clause (iii) (B) (rounded down to the next lowest integral multiple of $1,000). Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities pursuant to this Section.

          The Company shall not be entitled to any credit against its obligations under this Section hereof for the principal amount of any Securities acquired by the Company otherwise than pursuant to the Offer to Purchase pursuant to this Section.

          (c) Not later than the date for the Offer Document with respect to an Offer to Purchase pursuant to this Section, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the Purchase Amount, (ii) the allocation of the Net Available Proceeds from the Asset Disposition pursuant to which such offer is being made, including, if amounts are invested in assets for the business, the actual assets acquired and a statement that such assets shall be used in the business as such business was conducted prior to such Asset Disposition and (iii) the compliance of such allocation with the provisions of
Section 1014(a).

          The Company shall perform its obligations specified in the Offer Document for the Offer to Purchase. On or prior to the Purchase Date, the Company shall (i) accept for payment (pro rata, if necessary, and in no case in an aggregate principal amount exceeding the Purchase Amount) Securities or por-tions thereof tendered pursuant to the Offer to Purchase, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Article Ten, Section 1003 hereof) money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price specified in Section 1014(a)(iii)(B), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date.

          (d) Notwithstanding the foregoing, this Section shall not apply to any Asset Disposition which constitutes a transfer, conveyance, sale, lease or other disposition of all or substantially all of the Company's properties or assets within the meaning of Article Eight, Section 801 hereof.

SECTION 1015.  CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control (as defined below), each Holder of a Security shall have the right to have such Security repurchased by the Company on the terms and conditions precedent set forth in this Section and this Indenture. Subject only to the limitations of Article Twelve, the Company shall, within 30 days following the date of the consummation of a transaction resulting in a Change of Control, mail an Offer Document with respect to an Offer to Purchase all Outstanding Securities at a purchase price equal to 101% of their aggregate principal amount plus accrued interest to the Purchase Date (provided, however, that installments of interest whose Stated Maturity is on or prior to the Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates or Special Record Dates, as the case may be, according to their terms and the provisions of Article Three, Section 307 hereof). Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount. Such obligation will not continue after a discharge of the Company or defeasance from its obligations with respect to the Securities, and thereafter, the Company will no longer be obligated to make an Offer to Purchase upon a Change in Control. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities pursuant to this Section.

          (b) The Company shall perform its obligations specified in the Offer Document for the Offer to Purchase. On or prior to the Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer to Purchase, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) money sufficient to pay the purchase price specified in Section 1015(a) of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce by press release the results of the Offer to Purchase on or as soon as practicable after the Purchase Date.

          (c) A "Change of Control" will be deemed to have occurred in the event that, after the date of the Indenture, (i) any Person, or any Persons acting together that would constitute a "group" (a "Group") for purposes of
Section 13(d) of the Exchange Act, shall have beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total voting power of all classes of Voting Stock of the Company (a "Controlling Person"); or (ii) any Person or Group, together with any Affiliates or Related Persons thereof, succeeds in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing directors remaining on the Board of Directors of the Company after such election who are an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of the Company.

          (d) Prior to the time required for the mailing of an Offer Document with respect to an Offer to Purchase pursuant to paragraph (a), the Company shall in good faith seek to obtain any required consent of the holders of Senior Debt so as to permit the making of the Offer to Purchase and the purchase of Securities pursuant to this Section. Following compliance by the Company with the requirements of the foregoing sentence, the Company shall, within the time required for the mailing of an Offer Document with respect to an Offer to Purchase pursuant to paragraph (a), mail such Offer. Failure to comply with such requirements shall not relieve the Company of its obligations under Article Ten, Section 1015(a), (b) or (c) hereof.

SECTION 1016.  PROVISION OF FINANCIAL INFORMATION.

          So long as any of the Securities are Outstanding, and in addition to and without limitation of the Company's obligations pursuant to Article Seven,
Section 704 hereof, if the Company is subject to the reporting requirements of
Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company is required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto. In the event the Company is not required to file such reports with the Commission, the Company shall, within 15 days of each of the days by which the Company would have been required so to file such documents with the Commission were the Company so required, without cost to any Holder, transmit by mail to all Holders (as their names and addresses appear in the Security Register) and file with the Trustee (i) annual reports containing the information required to be contained in Form 10-K promulgated under the Exchange Act or substantially the same information required to be contained in comparable items of any successor forms, (ii) quarterly reports containing the information required to be contained in Form 10-Q promulgated under the Exchange Act or substantially the same information required to be contained in any successor form and (iii) such other reports containing information required to be contained in Forms

8-K promulgated under the Exchange Act or substantially the same information required to be contained in any successor form.

SECTION 1017.  UNRESTRICTED SUBSIDIARIES.

          The Company at any time may designate any Person that after the date hereof becomes a Subsidiary of the Company in compliance with Article Eight,
Section 801 hereof as an Unrestricted Subsidiary, whereupon (and until such Person ceases to be an Unrestricted Subsidiary) such Person and each other Person that is then or thereafter becomes a Subsidiary of such Person will be deemed to be an Unrestricted Subsidiary. In addition, the Company may at any time terminate the status of any Subsidiary as an Unrestricted Subsidiary, whereupon such Subsidiary and each other Subsidiary of the Company (if any) of which such Subsidiary is a Subsidiary will cease to be an Unrestricted Subsidiary.

          Notwithstanding the foregoing, no change in the status of a Subsidiary of the Company from a Restricted Subsidiary to an Unrestricted Subsidiary or vice versa will be effective, and no Person may otherwise become a Restricted Subsidiary, if (i) the Company's Consolidated Cash Flow Ratio for the four full fiscal quarters of the Company next preceding the effective date of such purported change or other event, calculated on a pro forma basis as if such change or other event had been effective at the beginning of such period, would be less than the applicable amount specified under Article Ten, Section 1008 hereof, (ii) in the case of any change in status of such a Subsidiary from a Restricted Subsidiary to an Unrestricted Subsidiary, the aggregate of all Restricted Payments on and after the date of this Indenture through the date of such change, plus the book value of all assets of such Restricted Subsidiary prior to such change, would exceed the amount specified under Article Ten,
Section 1010 hereof or (iii) such change or other event would otherwise result in a Default or an Event of Default. In addition and notwithstanding the foregoing, no Subsidiary of the Company may become an Unrestricted Subsidiary, and the status of any Subsidiary as an Unrestricted Subsidiary will be deemed to have been immediately terminated (with the effect described in the preceding paragraph) at any time when (i) such Subsidiary (A) has outstanding Debt that is Unpermitted Debt or (B) owns or holds any Capital Stock of or other ownership interests in, or a Lien on any property or other assets of, the Company or any of its Subsidiaries that is not an Unrestricted Subsidiary or (ii) the Company or any Subsidiary of the Company that is not an Unrestricted Subsidiary (A) provides credit support for, or a Guaranty of, any Debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (B) is directly or indirectly liable for any Debt of such Subsidiary. Any such termination otherwise prohibited by the restrictions described in the first sentence of this paragraph will be deemed to result in a Default under this Indenture. "Unpermitted Debt" means any Debt of a Subsidiary of the Company if
(x) a default thereunder (or under any instrument or agreement pursuant to or by which such Debt is issued, secured or evidenced), or any right that the holders thereof may have to take enforcement action against such Subsidiary or its property or other assets, would permit (whether or not after the giving of notice or the lapse of time or both) the holders of any Debt of the Company or a Subsidiary of the Company that is not an Unrestricted Subsidiary to declare the same due and payable prior to the date on which it otherwise would have become due and payable or otherwise to take any enforcement action against the Company or any such other Subsidiary or (y) such Debt is secured by a Lien on any property or other assets of the Company and any of its Subsidiaries that is not an Unrestricted Subsidiary.

          Each Person that is or becomes a Subsidiary of the Company shall be deemed to be a Restricted Subsidiary at all times when it is a Subsidiary of the Company that is not an Unrestricted Subsidiary. Each Person that is or becomes a Wholly Owned Subsidiary of the Company shall be deemed to be a Wholly Owned Restricted Subsidiary at all times when it is a Wholly Owned Subsidiary of the Company that is not an Unrestricted Subsidiary.

SECTION 1018.  STATEMENT BY OFFICERS AS TO DEFAULT; COMPLIANCE CERTIFICATES.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date of this Indenture, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

          (b) The Company shall deliver to the Trustee, as soon as possible and in any event within 10 Business Days after the Company becomes aware of the occurrence of a Default or an Event of Default, and which Default or Event of Default is continuing, an Officers' Certificate setting forth the details of such Default or Event of Default, and the action which the Company proposes to take with respect thereto.

SECTION 1019.  WAIVER OF CERTAIN COVENANTS.

          The Company may omit in any particular instance to comply with any covenant or condition set forth in Article Eight, Section 801 and Article Ten, Sections 1004 to 1017 hereof, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; provided, however, with respect to an Offer to Purchase as to which an Offer Document has been mailed, no such waiver may be made or shall be effective against any Holder tendering Securities pursuant to such Offer Document, and the Company may not omit to comply with the terms of such Offer Document as to such Holder.


                                 ARTICLE ELEVEN

                            Redemption of Securities

SECTION 1101.  RIGHT OF REDEMPTION.

          The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after October 1, 1998, at the Redemption Prices specified in the form of Security hereinbefore set forth, together with accrued interest to the Redemption Date.

SECTION 1102.  APPLICABILITY OF ARTICLE.


          Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 1103.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

          The election of the Company to redeem any Securities pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.

SECTION 1104.  SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

          If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by lot or by such other method as the Trustee shall deem fair and reasonable and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $1,000.

          The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

 SECTION 1105.  NOTICE OF REDEMPTION.

            Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

          All notices of redemption shall state:

          (l)  the Redemption Date,

          (2)  the Redemption Price,

          (3) if less than all the outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

          (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof to be redeemed and that interest thereon will cease to accrue on and after said date, and

          (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the Notice. In any event, failure to give such Notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Securities.

SECTION 1106.  DEPOSIT OF REDEMPTION PRICE.

          On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Article Ten, Section 1003 hereof) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

SECTION 1107.   SECURITIES PAYABLE ON REDEMPTION DATE.

          Notice of redemption having been given as aforesaid, the Securities and portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities and portions thereof shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates or Special Record Dates, as the case may be, according to their terms and the provisions of Article Three,
Section 307 hereof.

          If any Security or portion thereof called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

SECTION 1108.   SECURITIES REDEEMED IN PART.

          Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to
Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                 ARTICLE TWELVE

                           Subordination of Securities

SECTION 1201.  SECURITIES SUBORDINATE TO SENIOR DEBT.

          The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to Article Four and Article Twelve, Section 1214), the payment of the principal of (and premium, if any) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Debt.

          This Article Twelve shall constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions. Holders of Senior Debt need not prove reliance on the subordination provisions hereof.

SECTION 1202.  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets, or
(b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event specified in
(a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Proceeding"):

          (1) the holders of Senior Debt shall be entitled to receive payment in full in cash of all amounts due on or to become due on or in respect of all Senior Debt, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company subordinated to the payment of the Securities, such payment or distribution being hereinafter referred to as a "Junior Subordinated Payment"), on account of the principal of (and premium, if any) or interest on the Securities or on account of any purchase, redemption or other acquisition of Securities by the Company, any Subsidiary of the Company, the Trustee or any Paying Agent (all such payments, distributions, purchases, redemptions and acquisitions, whether or not in connection with a Proceeding, herein referred to, individually and collectively, as a "Securities Payment"); and

          (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders of the Securities or the Trustee would be entitled but for the provisions of this Article (including, without limitation, any Junior Subordinated Payment) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment to the holders of such Senior Debt.

          In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received in connection with any Proceeding any Securities Payment before all Senior Debt is paid in full or payment thereof provided for in cash, then and in such event such Securities Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full in cash after giving effect to any concurrent payment to or for the holders of Senior Debt.

          For purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent, or to a greater extent than, as the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight.

SECTION 1203.  NO PAYMENT WHEN SENIOR DEBT IN DEFAULT.

          In the event that any Senior Payment Default (as defined below) shall have occurred, then no Securities Payment (other than any payment made pursuant to Article Thirteen which has been deposited with the Trustee (as defined in Article Thirteen, Section 1305) for at least 124 days) shall be made, nor shall any property of the Company or any Subsidiary of the Company be applied to the purchase, acquisition, retirement or redemption of the Securities, unless and until such Senior Payment Default shall have been cured or waived in writing or shall have ceased to exist or all amounts then due and payable in respect of such Senior Debt (including amounts that have become and remain due by acceleration) shall have been paid in full in cash. "Senior Payment Default" means any default in the payment of principal of (or premium, if any) or interest on any Senior Debt when due, whether at the stated maturity of any such payment or by declaration of acceleration, call for redemption, mandatory payment or prepayment or otherwise.

          In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Company and the Trustee of written notice of such Senior Nonmonetary Default from the Designated Senior Holder of any Designated Senior Debt, no Securities Payment shall be made, nor shall any property of the Company or any Subsidiary of any Company be applied to the purchase, acquisition, requirement or redemption of the Securities, during the period (the "Payment Blockage Period") commencing on the date of such receipt of such written notice and ending (subject to any blockage of payments that may then or thereafter be in effect as the result of any Senior Payment Default) on the earlier of (i) the date on which such Senior Nonmonetary Default shall have been cured or waived in writing or shall have ceased to exist and any acceleration of Designated Senior Debt to which such Senior Nonmonetary Default relates shall have been rescinded or annulled or the Designated Senior Debt to which such Senior Nonmonetary Default relates shall have been discharged or (ii) the 179th day after the date of such receipt of such written notice. No more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no Payment Blockage Period is in effect. For all purposes of this paragraph, no Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Debt initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by holders of Senior Debt or their representatives unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days. "Senior Nonmonetary Default" means the occurrence or existence and continuance of any event of default, or of any event which, after notice or lapse of time (or both), would become an event of default, under the terms of any instrument or agreement pursuant to which any Designated Senior Debt is outstanding, permitting (after notice or lapse of time or both) one or more holders of such Designated Senior Debt (or a trustee or agent on behalf of the holders thereof) to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise become due and payable, other than a Senior Payment Default.

          In the event that, notwithstanding the foregoing, the Company shall make any Securities Payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section, then and in such event such Securities Payment shall be paid over and delivered forthwith to the Designated Senior Holders under the Designated Senior Debt or, if such Designated Senior Debt has been repaid in full, to the Company.

          The provisions of this Section shall not apply to any Securities Payment with respect to which Article Twelve, Section 1202 hereof would be applicable.

SECTION 1204.  PAYMENT PERMITTED IF NO DEFAULT.

          Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any Proceeding referred to in Article Twelve, Section 1202 hereof or under the conditions described in Article Twelve, Section 1203 hereof, from making Securities Payments.

SECTION 1205.  SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR DEBT.

          Subject to the payment in full in cash of all Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

SECTION 1206.  PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

          The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder or, under the conditions specified in Article Twelve,
Section 1203, to prevent any payment prohibited by such section or enforce their rights pursuant to the penultimate paragraph in Article Twelve, Section 1203.

SECTION 1207.  TRUSTEE TO EFFECTUATE SUBORDINATION.

          Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Debt of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a proper claim at least 30 days before the expiration of the time to file such claim, then the holders of the Senior Debt and their agents, trustees or other representatives are authorized to do so (but shall in no event be liable for any failure to do so) for and on behalf of the Holders of the Securities.

SECTION 1208.  NO WAIVER OF SUBORDINATION PROVISIONS.

          No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) permit the Company to borrow, repay and then reborrow any or all of the Senior Debt; (iii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iv) release any Person liable in any manner for the collection of Senior Debt; (v) exercise or refrain from exercising any rights against the Company and any other Person; and (vi) apply any sums received by them to Senior Debt.

SECTION 1209.  NOTICE TO TRUSTEE.

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company, any holder of Senior Debt, any Designated Senior Holder or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Article Six, Section 601 hereof, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal (and premium, if any) or Purchase Amount of or interest on any Security), then, anything herein contained to the contrary notwithstanding, but without limiting the rights and remedies of the holders of Senior Debt or any trustee, fiduciary or agent therefor, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date. Any notice required or permitted to be given to the Trustee by a holder of Senior Debt or by any Designated Senior Holder shall be in writing and shall be sufficient for every purpose hereunder if in writing and either (i) sent via facsimile to the Trustee, the receipt of which shall be confirmed via telephone, or (ii) mailed, first class postage prepaid, or sent by overnight carrier, to the Trustee addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address furnished in writing to such holder of Senior Debt by the Trustee.

          Subject to the provisions of Article Six, Section 601 hereof, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt or Designated Senior Holder (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Debt or Designated Senior Holder or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt or Designated Senior Holder to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          Notwithstanding anything else contained herein, no notice, request or other communication to or with the Trustee shall be deemed given unless received by a Responsible Officer at the Trustee's principal corporate trust office.

SECTION 1210.  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

          Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Article Six, Section 601 hereof, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been apprised of the provisions of this Article.

SECTION 1211.  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

SECTION 1212. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR DEBT; PRESERVATION OF TRUSTEE'S RIGHTS.

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Article Six, Section 607 hereof.

SECTION 1213.  ARTICLE APPLICABLE TO PAYING AGENTS.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however that Article Twelve, Section 1213 hereof shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 1214.  DEFEASANCE OF THIS ARTICLE TWELVE.

            Anything herein to the contrary notwithstanding, upon the effectiveness of any defeasance or covenant defeasance as provided in Article Thirteen, the Securities then outstanding shall thereupon cease to be subordinated pursuant to this Article and shall thereupon cease to be subject to the subordination provisions of this Article.

                                ARTICLE THIRTEEN

                       Defeasance and Covenant Defeasance

SECTION 1301.  COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

            The Company may at its option by Board Resolution, at any time, elect to have either Article Thirteen, Section 1302 or Section 1303 hereof applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article Thirteen.

SECTION 1302.  DEFEASANCE AND DISCHARGE.

            Upon the Company's exercise of the option provided in Article Thirteen, Section 1301 hereof applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities, and the provisions of Article Twelve hereof shall cease to be effective, on and after the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Article Thirteen, Section 1305 and the sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in Article Thirteen, Section 1304 hereof and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Article Three, Sections 304, 305 and 306 and Article Ten, Sections 1002 and 1003 hereof, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Article Thirteen, Section 1302, notwithstanding the prior exercise of its option under Article Thirteen, Section 1303 hereof.

SECTION 1303.  COVENANT DEFEASANCE.

          Upon the Company's exercise of the option provided in Article Thirteen, Section 1301 hereof applicable to this Section, (i) the Company shall be released from its obligations under Article Ten, Sections 1005 through 1018 hereof, inclusive, and clauses (3), (4) and (5) of Article Eight, Section 801 hereof, (ii) the occurrence of an event specified in Article Five, Sections 501(3), 501(4) (with respect to clause
(1), (3), (4) or (5) of Section 801), 501(5) (with respect to any of Article Ten, Sections 1005 through 1018, inclusive), 501(6) and 501(7) hereof shall not be deemed to be an Event of Default and (iii) the provisions of Article Twelve hereof shall cease to be effective on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance") and the Outstanding Securities shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waivers, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenant and provisions, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, clause or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section, clause or Article or by reason of any reference in any such Section, clause or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1304.  CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

          The following shall be the conditions to application of either Article Thirteen, Section 1302 or Section 1303 to the then Outstanding Securities:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Article Six, Section 609 hereof who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, and premium, if any, and each installment of interest on the Securities on the Stated Maturity of such principal or installment of interest in accordance with the terms of this Indenture and of such Securities; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities.

          (2) In the case of an election under Article Thirteen, Section 1302, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and all the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

          (3) In the case of an election under Article Thirteen, Section 1303, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

          (4) No event or condition shall exist that pursuant to the provisions of Article Twelve, Section 1202 or 1203 would prevent the Company from making payments of the principal of (and premium, if any) or interest on the Securities on the date of such deposit or at any time during the period ending on the 124th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (5) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 501(8) and (9) are concerned, at any time during the period ending on the 124th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (6) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

          (7) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture, the Bank Agreement or any other material agreement or instrument to which the Company is a party or by which it is bound.

          (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Article Thirteen

     Section 1302 or the covenant defeasance under Article Thirteen, Section 1303 (as the case may be) have been complied with.

          (9) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such Act or exempt from regulation thereunder.

          Opinions of Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for Opinions of the type required, including certificates certifying as to matters of fact.

SECTION 1305. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to the provisions of the last paragraph of Article Ten,
Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (collectively, for purposes of this Section, the "Trustee") pursuant to Article Thirteen,
Section 1304 in respect of the Securities shall be held in trust and applied by the Trustee (subject to Article Twelve), in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. Money so held in trust shall not be subject to the provisions of Article Twelve from and after the date that the conditions set forth in Article Thirteen, Section 1304 are satisfied.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Article Thirteen, Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

          Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government obligations held by it as provided in Article Thirteen, Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance.

SECTION 1306.  REINSTATEMENT.

          If the Trustee or a Paying Agent is unable to apply any money in accordance with Article Thirteen, Section 1302 or 1303 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Article Thirteen, Section 1302 or 1303; provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

                      *          *          *          *

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              BEST BUY CO., INC.


[SEAL]                        By:  /s/ Richard M. Schulze
                                  ---------------------------------
                                Name:  Richard M. Schulze
                                Title: Chairman and Chief Executive Officer

Attest:

/s/ Debra Konkler
- - ------------------------------


                              MERCANTILE BANK OF ST. LOUIS
                              NATIONAL ASSOCIATION
                                                                      As Trustee


[SEAL]                        By:  /s/ Steven B. Eason
                                  ---------------------------------
                                Name:  Steven B. Eason
                                Title: Assistant Vice President

Attest:

/s/ Jennifer Ericson
- - ------------------------------

STATE OF MINNESOTA    )
                          ss. :
COUNTY OF HENNEPIN    )


          On the 12th day of October, 1993, before me personally came Richard M. Schulee, to me known, who, being by me duly sworn, did depose and say that he is the Chairman & CEO of BEST BUY CO., INC., one of the corporations described in and which executed the foregoing instrument; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                    /s/ La Donna M. Mankowski
                                   -------------------------------------
                                   Notary Public


STATE OF MISSOURI     )
                          ss. :
CITY OF ST. LOUIS     )


          On the _______ day of ________________________, 1993, before me personally came Steven B. Eason, to me known, who, being by me duly sworn, did depose and say that he is an Assistant Vice President of MERCANTILE BANK OF ST. LOUIS NATIONAL ASSOCIATION, one of the corporations described in and which executed the foregoing instrument; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                    /s/ L. Stabley
                                   -------------------------------------
                                   Notary Public